                                                                     EXHIBIT 2.0

                               AGREEMENT AND PLAN
                                   OF MERGER


                                    between


                            SOVEREIGN BANCORP, INC.


                                      and


                                ML BANCORP, INC.


                               September 18, 1997

                                   AGREEMENT

                               TABLE OF CONTENTS

                                                                                                  Page
                                                                                                  ----
BACKGROUND  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

                                                 ARTICLE I
                                                THE MERGERS
                                                -----------

Section 1.01  Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
              -----------

Section 1.02  The Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
              ----------

Section 1.03  The Bank Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
              ---------------

                                              ARTICLE II
                                 REPRESENTATIONS AND WARRANTIES OF ML
                                 ------------------------------------

Section 2.01  Organization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
              ------------

Section 2.02  Capitalization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
              --------------

Section 2.03  Authority; No Violation . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
              -----------------------

Section 2.04  Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
              --------

Section 2.05  Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
              --------------------

Section 2.06  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
              -----

Section 2.07  No Material Adverse Effect  . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
              --------------------------

Section 2.08  Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
              ---------

Section 2.09  Ownership of Property; Insurance Coverage . . . . . . . . . . . . . . . . . . . .   20
              -----------------------------------------

Section 2.10  Legal Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
              -----------------

Section 2.11  Compliance With Applicable Law  . . . . . . . . . . . . . . . . . . . . . . . . .   22
              ------------------------------

Section 2.12  ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
              -----

Section 2.13  Brokers, Finders and Financial Advisors . . . . . . . . . . . . . . . . . . . . .   23
              ---------------------------------------

Section 2.14  Environmental Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
              ---------------------

Section 2.15  Allowance for Loan Losses . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
              -------------------------

Section 2.16  Information to be Supplied  . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
              --------------------------





                                      (i)

Section 2.17  Securities Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
              --------------------

Section 2.18  Related Party Transactions  . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
              --------------------------

Section 2.19  Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
              -----

Section 2.20  Accounting for the Merger; Reorganization . . . . . . . . . . . . . . . . . . . .   25
              -----------------------------------------

Section 2.21  Fairness Opinion  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
              ----------------

Section 2.22  Quality of Representations  . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
              --------------------------

                                               ARTICLE III
                               REPRESENTATIONS AND WARRANTIES OF SOVEREIGN
                               -------------------------------------------

Section 3.01  Organization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
              ------------

Section 3.02  Capital Structure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
              -----------------

Section 3.03  Authority; No Violation . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
              -----------------------

Section 3.04  Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
              --------

Section 3.05  Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
              --------------------

Section 3.06  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
              -----

Section 3.07  No Material Adverse Effect  . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
              --------------------------

Section 3.08  Ownership of Property; Insurance Coverage . . . . . . . . . . . . . . . . . . . .   30
              -----------------------------------------

Section 3.09  Legal Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
              -----------------

Section 3.10  Compliance With Applicable Law  . . . . . . . . . . . . . . . . . . . . . . . . .   31
              ------------------------------

Section 3.11  Information to be Supplied  . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
              --------------------------

Section 3.12  ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
              -----

Section 3.13  Securities Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
              --------------------

Section 3.14  Environmental Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
              ---------------------

Section 3.15  Allowance for Loan Losses . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
              -------------------------

Section 3.16  Brokers and Finders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
              -------------------

Section 3.17  Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
              -----

Section 3.18  Accounting for the Merger; Reorganization . . . . . . . . . . . . . . . . . . . .   34
              -----------------------------------------

Section 3.19  Quality of Representations  . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
              --------------------------





                                      (ii)
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
                                             ARTICLE IV
                                      COVENANTS OF THE PARTIES
                                      ------------------------

Section 4.01  Conduct of ML's Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
              ------------------------

Section 4.02  Access; Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
              -----------------------

Section 4.03  Regulatory Matters and Consents . . . . . . . . . . . . . . . . . . . . . . . . .   39
              -------------------------------

Section 4.04  Taking of Necessary Action  . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
              --------------------------

Section 4.05  Indemnification; Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
              --------------------------

Section 4.06  No Other Bids and Related Matters . . . . . . . . . . . . . . . . . . . . . . . .   42
              ---------------------------------

Section 4.07  Duty to Advise; Duty to Update Disclosure
              -----------------------------------------
              Schedule  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
              --------

Section 4.08  Conduct of Sovereign's Business . . . . . . . . . . . . . . . . . . . . . . . . .   43
              -------------------------------

Section 4.09  Current Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
              -------------------

Section 4.10  Undertakings by Sovereign and ML  . . . . . . . . . . . . . . . . . . . . . . . .   45
              --------------------------------

Section 4.11  Employee Benefits and Termination Benefits  . . . . . . . . . . . . . . . . . . .   47
              ------------------------------------------

Section 4.12  Stock Exchange Listing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53
              ----------------------

Section 4.13  Affiliate Letters   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53
              -----------------

Section 4.14  Directors and Officers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53
              ----------------------

Section 4.15  Sovereign Rights Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . .   54
              --------------------------

Section 4.16  ML Share Issuance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54
              -----------------

                                                ARTICLE V
                                                CONDITIONS
                                                ----------

Section 5.01  Conditions to ML's Obligations under this
              -----------------------------------------
              Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
              ---------

Section 5.02  Conditions to Sovereign's Obligations under
              -------------------------------------------
              this Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57
              --------------

                                                              ARTICLE VI
                                                  TERMINATION, WAIVER AND AMENDMENT
                                                  ---------------------------------

Section 6.01  Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59
              -----------

Section 6.02  Effect of Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62
              ---------------------





                                     (iii)
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
                                              ARTICLE VII
                                             MISCELLANEOUS
                                             -------------

Section 7.01  Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62
              --------

Section 7.02  Non-Survival of Representations and
              -----------------------------------
              Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62
              ----------

Section 7.03  Amendment, Extension and Waiver . . . . . . . . . . . . . . . . . . . . . . . . .   62
              -------------------------------

Section 7.04  Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63
              ----------------

Section 7.05  No Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63
              -------------

Section 7.06  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63
              -------

Section 7.07  Captions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   64
              --------

Section 7.08  Accountants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   64
              -----------

Section 7.09  Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   64
              ------------

Section 7.10  Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   64
              ------------

Section 7.11  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   65
              -------------


Exhibit 1-A      ML's Affiliate Agreement
Exhibit 1-B      Sovereign's Affiliate Agreement
Exhibit 2        Stock Option Agreement
Exhibit 3        Bank Plan of Merger
Exhibit 4        Form of Opinion of Sovereign's Counsel
Exhibit 5        Matters to be Covered in Tax Opinion of
                 Counsel to Sovereign and/or ML
Exhibit 6        Form of Opinion of ML's Counsel





                                      (iv)

                                   AGREEMENT

                 THIS AGREEMENT AND PLAN OF MERGER, dated as of September 18, 1997, is made by and between SOVEREIGN BANCORP, INC. ("Sovereign"), a Pennsylvania corporation, having its principal place of business in Wyomissing, Pennsylvania, and ML BANCORP, INC. ("ML"), a Pennsylvania corporation, having its principal place of business in Villanova, Pennsylvania.

                                   BACKGROUND

                 1. Sovereign and ML desire for ML to merge with and into Sovereign, with Sovereign surviving such merger, in accordance with the applicable laws of the Commonwealth of Pennsylvania, and in accordance with the plan of merger set forth herein.

                 2. Sovereign and ML desire that the merger of ML and Sovereign constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and be accounted for as a pooling-of-interests under generally accepted accounting principles.

                 3. As a condition and inducement to Sovereign's willingness to enter into this Agreement, (a) the directors and certain officers of ML are concurrently executing a Letter Agreement in the form attached hereto as Exhibit 1-A, and (b) ML is concurrently granting to Sovereign an option to acquire, under certain circumstances, ML's common stock (the "Sovereign Option") pursuant to a Stock Option Agreement between Sovereign and ML in the form attached hereto as Exhibit 2.

                 4. As a condition and inducement to ML's willingness to enter into this Agreement, the directors and certain officers of Sovereign are concurrently executing a Letter Agreement in the form attached hereto as
Exhibit 1-B.

                 5. Sovereign desires to merge Main Line Bank, a federal savings bank and a wholly-owned subsidiary of ML ("Main Line Bank"), into and with Sovereign Bank, a federal savings bank and a wholly-owned subsidiary of Sovereign ("Sovereign Bank"), with Sovereign Bank surviving such merger in accordance with the Bank Plan of Merger in the form attached hereto as Exhibit 3.

                 6. Sovereign and ML desire to provide the terms and conditions governing the transactions contemplated herein.

                                   AGREEMENT

                 NOW, THEREFORE, in consideration of the premises and of the mutual covenants, agreements, representations and warranties herein contained, the parties hereto, intending to be legally bound, do hereby agree as follows:

                                   ARTICLE I
                                  THE MERGERS

                 Section 1.01 Definitions. As used in this Agreement, the following terms shall have the indicated meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                          Affiliate means, with respect to any Person, any Person who directly, or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person and, without limiting the generality of the foregoing, includes any executive officer or director of such Person and any Affiliate of such executive officer or director.

                          Agreement means this agreement, and any amendment or supplement hereto, which constitutes a "plan of merger" between Sovereign and ML.

                          Applicable Exchange Ratio shall have the meaning given to such term in Section 1.02(e)(ii)(A).

                          Applications means the applications for regulatory approval which are required by the transactions contemplated hereby.

                          Articles of Merger means the articles of merger to be executed by Sovereign and ML and to be filed in the PDS, in accordance with the applicable laws of the Commonwealth of Pennsylvania.

                          Bank Merger means the merger of Main Line Bank with and into Sovereign Bank, with Sovereign Bank surviving such merger, contemplated by Section 1.03 of this Agreement.

                          Bank Plan of Merger has the meaning given to that term in Section 1.03 of this Agreement.

                          BCL means the Pennsylvania Business Corporation Law of 1988, as amended.

                          Closing Date means the fifth business day following the satisfaction or waiver, to the extent permitted hereunder, of the conditions to the consummation of the Merger specified in Article V of this Agreement (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing), or such other date as Sovereign and ML may mutually agree.

                          Determination Date means the earlier of (i) the date on which the OTS approves the Merger and the Bank Merger (or the later of such dates if the OTS approves such transactions on different dates) and (ii) March 31, 1998.

                          Dissenting Shares shall have the meaning set forth in
         Section 1.02(e)(ii)(E) hereof.

                          DOJ means the United States Department of Justice.

                          Effective Date means the date upon which the Articles of Merger shall be filed in the PDS, and shall be the same as the Closing Date.

                          Environmental Law means any federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any Regulatory Authority relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, whether by type or by quantity, including any material containing any such substance as a component.

                          ERISA means the Employee Retirement Income Security Act of 1974, as amended.

                          Exchange Act means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated from time to time thereunder.

                          FDIA means the Federal Deposit Insurance Act, as amended.

                          FDIC means the Federal Deposit Insurance Corporation.

                          GAAP means generally accepted accounting principles as in effect at the relevant date.

                          HOLA means the Home Owners' Loan Act, as amended.

                          IRC means the Internal Revenue Code of 1986, as amended.

                          IRS means the Internal Revenue Service.

                          ML Common Stock means the common stock of ML described in Section 2.02(a).

                          ML Disclosure Schedule means a disclosure schedule delivered by ML to Sovereign pursuant to Article II of this Agreement.

                          ML Financials means (i) the audited consolidated financial statements of ML as of March 31, 1997 and for the three years ended March 31, 1997, including the notes thereto, and (ii) the unaudited interim consolidated financial statements of ML as of each calendar quarter thereafter included in Securities Documents filed by ML.

                          ML Options means options to purchase shares of ML Common Stock granted pursuant to the ML Stock Option Plans.

                          ML Regulatory Reports means the Annual Reports of ML on Form H-(b)11 filed since March 31, 1995 through the Closing Date, any Current Report of ML on Form H-(b)11 filed with the OTS from March 31, 1995 through the Closing Date and the Thrift Financial Reports of Main Line Bank and accompanying schedules for each calendar quarter, beginning with the quarter ended March 31, 1995, through the Closing Date.

                          ML Stock Option Plans means the 1994 Stock Option Plan and the 1997 Stock Option Plan.

                          ML Subsidiaries means (i) any corporation, 50% or more of the capital stock of which is owned, either directly or indirectly, by ML, except any corporation the stock of which is held in the ordinary course of the lending activities of Main Line Bank, and (ii) ML Capital Trust I.

                          Material Adverse Effect shall mean, with respect to Sovereign or ML, respectively, any effect that is material and adverse to its assets, financial condition or results of operations on a consolidated basis, provided, however, that Material Adverse Effect shall not be deemed to include (a) any change in the value of the respective investment and loan portfolios of Sovereign or ML resulting from a change in interest rates generally, (b) any change occurring after the date hereof in any federal or state law, rule or regulation or in GAAP, which change affects banking institutions generally, including any changes affecting the Bank Insurance Fund or the Savings Association Insurance Fund, (c) reasonable expenses (not to exceed $2.5 million, plus reasonable legal fees, cost and expense relating to any litigation arising as a result of the Merger, reasonable costs associated with compliance with Section 4.16 hereof and the cost associated with Section 4.11(e) hereof) incurred in connection with this Agreement and the transactions contemplated hereby, (d) actions or omissions of a party (or any of its Subsidiaries) taken with the prior informed written consent of the other party in contemplation of the transactions contemplated hereby (including without limitation any actions taken by ML pursuant to Section 4.10(a)(vi) of this Agreement), and (e) any effect with respect to a party hereto caused, in whole or in part, by the other party.

                          Merger means the merger of ML with and into Sovereign, with Sovereign surviving such merger, contemplated by this Agreement.

                          NASD means the National Association of Securities Dealers, Inc.

                          OTS means the Office of Thrift Supervision.

                          PDS means the Department of State of the Commonwealth of Pennsylvania.

                          Person means any individual, corporation, partnership, joint venture, association, trust or "group" (as that term is defined in Section 13(d)(3) of the Exchange Act).

                          Prospectus/Proxy Statement means the prospectus/proxy statement, together with any amendments and supplements thereto, to be transmitted to holders of ML Common Stock and Sovereign Common Stock in connection with the transactions contemplated by this Agreement.

                          Registration Statement means the registration statement on Form S-4, including any pre-effective or post-effective amendments or supplements thereto, as filed with the SEC under the Securities Act with respect to the Sovereign Common Stock and Sovereign Stock Purchase Rights to be issued in connection with the transactions contemplated by this Agreement.

                          Regulatory Agreement has the meanings given to that term in Sections 2.11 and 3.10 of this Agreement.

                          Regulatory Authority means any banking agency or department of any federal or state government, including without limitation the OTS, the FDIC, or the respective staffs thereof.

                          Rights means warrants, options, rights, convertible securities and other capital stock equivalents which obligate an entity to issue its securities.

                          SEC means the Securities and Exchange Commission.

                          Securities Act means the Securities Act of 1933, as amended, and the rules and regulations promulgated from time to time thereunder.

                          Securities Documents means all registration statements, schedules, statements, forms, reports, proxy material, and other documents required to be filed under the Securities Laws.

                          Securities Laws means the Securities Act, the Exchange Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and in each case the rules and regulations promulgated from time to time thereunder.

                          Sovereign Common Stock has the meaning given to that term in Section 3.02(a) of this Agreement.

                          Sovereign Disclosure Schedule means a disclosure schedule delivered by Sovereign to ML pursuant to Article III of this Agreement.

                          Sovereign Financials means (i) the audited consolidated financial statements of Sovereign as of December 31, 1996 and for the three years ended December 31, 1996, including the notes thereto, and (ii) the unaudited interim consolidated financial statements of Sovereign as of each calendar quarter thereafter included in Securities Documents filed by Sovereign.

                          Sovereign Market Price means, as of any date, the average between the closing high bid and low asked prices of a share of Sovereign Common Stock on the Nasdaq National Market System (as reported in The Wall Street Journal, or if not reported therein, in another authoritative source).

                          Sovereign Market Value means the average of the Sovereign Market Prices for the twenty (20) consecutive trading days ending on the trading day preceding the Determination Date.

                          Sovereign Option means the option granted to Sovereign to acquire shares of ML Common Stock referenced in the recitals to this Agreement.

                          Sovereign Regulatory Reports means the Annual Reports of Sovereign on Form H-(b)11 filed with the OTS since December 31, 1995 through the Closing Date, any Current Report of Sovereign on Form H-(b)11 filed with the OTS from December 31, 1995 through the Closing Date and the Thrift Financial Reports of Sovereign Bank and accompanying schedules for each calendar quarter, beginning with the quarter ended December 31, 1995, through the Closing Date.

                          Sovereign Rights Agreement means the Rights Agreement dated as of September 19, 1989, as amended September 27, 1995, between Sovereign and Chemical Bank, as rights agent, relating to Sovereign's Series A Junior Participating Preferred Stock.

                          Sovereign Stock Purchase Rights means Rights to purchase a unit of Sovereign's Series A Junior Participating Preferred Stock in accordance with the terms of the Sovereign Rights Agreement.

                          Sovereign Subsidiaries means (i) any corporation, 50% or more of the capital stock of which is owned, either directly or indirectly, by Sovereign, except any corporation the stock of which is held in the ordinary course of the lending activities of a bank and
         (ii) Sovereign Capital Trust I and any similar entity sponsored or created by Sovereign after the date hereof.

                          Subsidiary means any corporation, 50% or more of the capital stock of which is owned, either directly or indirectly, by another entity, except any corporation the stock of which is held in the ordinary course of the lending activities of a bank.

                 Section 1.02  The Merger.

                          (a)     Closing.  The closing will take place at
10:00 a.m. on the Closing Date at the offices of Stevens & Lee, 111 North Sixth Street, Reading, Pennsylvania, unless another time and place are agreed to by the parties hereto; provided, in any case, that all conditions to closing set forth in Article V (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing) have been satisfied or waived at or prior to the Closing Date. On the Closing Date, ML and Sovereign shall cause the Articles of Merger to be duly executed and to be filed in the PDS.

                          (b)     The Merger.  Subject to the terms and
conditions of this Agreement, on the Effective Date, ML shall merge with and into Sovereign in accordance with the provisions of the BCL. Sovereign shall be the surviving corporation of the Merger and shall continue its corporate existence under the laws of the

Commonwealth of Pennsylvania. From and after the Effective Date, the Merger shall have the effects set forth in Section 1929 of the BCL.

                          (c)     Sovereign's Articles of Incorporation and
Bylaws. On and after the Effective Date, the articles of incorporation and the bylaws of Sovereign, as in effect immediately prior to the Effective Date, shall automatically be and remain the articles of incorporation and bylaws of Sovereign, as the surviving corporation in the Merger, until thereafter altered, amended or repealed.

                          (d)     Board of Directors and Officers of Sovereign.

                                  (i)  On the Effective Date, the Board of
Directors of Sovereign, as the surviving corporation in the Merger, shall consist of those persons holding such office immediately prior to the Effective Date.

                                  (ii)  On the Effective Date, the officers of
Sovereign duly elected and holding office immediately prior to the Effective Date shall be the officers of Sovereign, as the surviving corporation in the Merger, existing on such Effective Date.

                          (e)     Conversion of Shares.

                                  (i)   Sovereign Common Stock.

                                        (A)     Each share of Sovereign Common
         Stock issued and outstanding immediately prior to the Effective Date shall, on and after the Effective Date, continue to be issued and outstanding as an identical share of Sovereign Common Stock. Shares of Sovereign Common Stock owned by ML (other than shares held in trust, managed, custodial or nominee accounts and the like or held by mutual funds for which a subsidiary of ML acts as investment advisor, that in any such case are beneficially owned by third parties (any such shares, "trust account shares") and shares acquired in respect of debts previously contracted (any such shares, "DPC shares")) shall become treasury stock of Sovereign.

                                        (B)     Each share of Sovereign Common
         Stock issued and held in the treasury of Sovereign as of the Effective Date, if any, shall, on and after the Effective Date, continue to be issued and held in the treasury of Sovereign.

                                  (ii)  ML Common Stock.

                                        (A)      Subject to the provisions of
         subparagraphs (B), (C), (D) and (E) of this Section 1.02(e)(ii), each share of ML Common Stock issued and outstanding immediately prior to the Effective Date (other than shares of ML Common Stock, if any, then owned by Sovereign or ML or any ML Subsidiary) shall, on the Effective Date, by reason of the Merger and without any action on the part of the holder thereof, be converted into and become a right to receive:

                                           (i)  if the Sovereign Market Value is
                 greater than or equal to $13.80 and less than or equal to $18.67, then 1.67 shares of fully paid and nonassessable shares of Sovereign Common Stock, and the corresponding number of Sovereign Stock Purchase Rights pursuant to the Sovereign Rights Agreement;

                                           (ii)  if the Sovereign Market Value
                 is less than $13.80, then that number (rounded to the nearest hundredth) of shares of fully paid and nonassessable shares of Sovereign Common Stock, and the corresponding number of Sovereign Stock Purchase Rights pursuant to the Sovereign Rights Agreement, equal to $23.05 divided by the Sovereign Market Value, provided that if the Sovereign Market Value is less than $12.18, Sovereign shall have the option to elect, by written notice to ML, and subject to ML's and Sovereign's rights under Section 6.01(c) hereof, to have the Exchange Ratio be equal to that number (rounded to the nearest hundredth) of shares of fully paid and nonassessable shares of Sovereign Common Stock, and the corresponding number of Sovereign Stock Purchase Rights pursuant to the Sovereign Rights Agreement, equal to $23.05 divided by $12.18; or

                                           (iii)  if the Sovereign Market Value
                 is greater than $18.67, then that number (rounded to the nearest hundredth) of shares of fully paid and nonassessable shares of Sovereign Common Stock, and the corresponding number of Sovereign Stock Purchase Rights pursuant to the Sovereign Rights Agreement, equal to $31.18 divided by the Sovereign Market Value, provided that if on or prior to the Effective Date there has been any public announcement of a proposed acquisition or sale of all or substantially all of Sovereign's assets or a merger, consolidation or similar transaction involving Sovereign in which Sovereign is not the surviving entity or in which shareholders of Sovereign before such transaction will not hold in the aggregate shares of the surviving or new corporation to be outstanding immediately after the consummation thereof entitled to cast at least a majority of the votes entitled to be cast generally for the election of directors, the Exchange Ratio shall be 1.67.

         The Exchange Ratio, as determined pursuant to any of Sections 1.02(e)(ii)(A)(i), 1.02(e)(ii)(A)(ii) or 1.02(e)(ii)(A)(iii), is
         hereinafter referred to as the "Applicable Exchange Ratio".

                                        (B)     Each share of ML Common Stock
         (other than trust account shares or DPC shares) owned by Sovereign or a Sovereign Subsidiary on the Effective Date, if any, shall be cancelled.

                                        (C)     Each share of ML Common Stock
         issued and held in the treasury of ML or owned by ML or any ML Subsidiary (other than trust account shares or DPC shares) as of the Effective Date, if any, shall be cancelled, and no cash, stock or other property shall be delivered in exchange therefor.

                                        (D)     No fraction of a whole share of
         Sovereign Common Stock and no scrip or certificates therefor shall be issued in connection with the Merger. Any former holder of ML Common Stock who would otherwise be entitled to receive a fraction of a share of Sovereign Common Stock shall receive, in lieu thereof, cash in an amount equal to such fraction of a share multiplied by the Sovereign Market Price determined as of the Effective Date.

                                        (E)     Each outstanding share of ML
         Common Stock the holder of which has perfected his right to dissent under the BCL and has not effectively withdrawn or lost such right as of the Effective Date shall not be converted into or represent a right to receive shares of Sovereign Common Stock hereunder, and the holder thereof shall be entitled only to such rights as are granted by the BCL. ML shall give Sovereign prompt notice upon receipt by ML of any such written demands for payment of the fair value of such shares of ML Common Stock ("Dissenting Shares") and of withdrawals of such demands and any other instruments provided pursuant to the BCL (any shareholder duly making such demand being hereinafter called a "Dissenting Shareholder"). If any Dissenting Shareholder shall effectively withdraw or lose (through failure to perfect or otherwise) his right to such payment at any time, such holder's shares of ML Common Stock shall be converted into the right to receive Sovereign Common Stock in accordance with Section 1.02(e)(ii) of this Agreement. Any payments made in respect of Dissenting Shares shall be made by Sovereign, as the surviving corporation of the Merger.

                          (f)     Stock Options.

                                  (i)  On the Effective Date, each ML Option
         which is then outstanding, whether or not exercisable, shall cease to represent a right to acquire shares of ML Common Stock and shall be converted automatically into an option to purchase shares of Sovereign Common Stock and the corresponding number of Sovereign Stock Purchase Rights, and Sovereign shall assume each ML Option, in accordance with the terms of the applicable ML Stock Option Plan and stock option agreement by which it is evidenced, except that from and after the Effective Date, (i) Sovereign and its Board of Directors or a duly authorized committee thereof shall be substituted for ML and ML's Board of Directors or duly authorized committee thereof administering such ML Stock Option Plan, (ii) each ML Option assumed by Sovereign may be exercised solely for shares of Sovereign Common Stock and Sovereign Stock Purchase Rights, (iii) the number of shares of Sovereign Common Stock subject to such ML Option shall be equal to the number of shares of ML Common Stock subject to such ML Option immediately prior to the Effective Date multiplied by the Applicable Exchange Ratio, provided that any fractional shares of Sovereign Common Stock resulting from such multiplication shall be rounded down to the nearest share, and (iv) the per share exercise price under each such ML Option shall be adjusted by dividing the per share exercise price under each such ML Option by the Applicable Exchange Ratio, provided that such exercise price shall be rounded up to the nearest cent. Notwithstanding clauses (iii) and (iv) of the preceding sentence, each ML Option which is an "incentive stock option" shall be adjusted as required by Section 424 of the IRC, and the regulations promulgated thereunder, so as not to constitute a modification, extension or renewal of the option within the meaning of Section 424(h) of the IRC. Sovereign and ML agree to take all necessary steps to effect the foregoing provisions of this Section 1.02(f).

                                  (ii)  As soon as practicable after the
         Effective Date, Sovereign shall deliver to each participant in each ML Stock Option Plan an appropriate notice setting forth such participant's rights pursuant thereto and the grants subject to such ML Stock Option Plan shall continue in effect on the same terms and conditions, including without limitation the duration thereof, subject to the adjustments required by Section 1.02(f)(i) hereof after giving effect to the Merger. Within 30 days after the Effective Date, Sovereign shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), with respect to the shares of Sovereign Common Stock and Sovereign Stock Purchase Rights subject to such options and shall use its reasonable best efforts to maintain the current status of the prospectus or prospectuses contained therein for so long as such options remain outstanding.

                          (g)     Surrender and Exchange of ML Stock
Certificates.

                                  (i)  Exchange of Certificates.  Each holder
         of shares of ML Common Stock who surrenders to Sovereign (or its agent) the certificate or certificates representing such shares will be entitled to receive, as soon as practicable after the Effective Date, in exchange therefor a certificate or certificates for the number of whole shares of Sovereign Common Stock into which such holder's shares of ML Common Stock have been converted pursuant to the Merger, together with a check for cash in lieu of any fractional share in accordance with Section 1.02(e)(ii)(D) hereof.

                                  (ii)  Rights Evidenced by Certificates.  Each
         certificate for shares of Sovereign Common Stock issued in exchange for certificates for ML Common Stock pursuant to Section 1.02(g)(i) hereof will be dated the Effective Date and be entitled to dividends and all other rights and privileges pertaining to such shares of stock from and after the Effective Date. Until surrendered, each certificate theretofore evidencing shares of ML Common Stock will, from and after the Effective Date, evidence solely the right to receive certificates for shares of Sovereign Common Stock pursuant to
         Section 1.02(g)(i) hereof and a check for cash in lieu of any fractional share in accordance with Section 1.02(e)(ii)(D) hereof. If certificates for shares of ML Common Stock are exchanged for Sovereign Common Stock at a date following one or more record dates for the payment of dividends or of any other distribution on the shares of Sovereign Common Stock, Sovereign will pay cash in an amount equal to dividends theretofore payable on such Sovereign Common Stock and pay or deliver any other distribution to which holders of shares of Sovereign Common Stock have theretofore become entitled. Upon surrender of certificates for shares of ML Common Stock in exchange for certificates for Sovereign Common Stock, Sovereign also shall pay any dividends to which such holder of ML Common Stock may be entitled as a result of the declaration of a dividend on the ML Common Stock by ML in accordance with the terms of this Agreement with a record date prior to the Effective Date and a payment date after the Effective Date. No interest will accrue or be payable in respect of dividends or cash otherwise payable under this Section 1.02(g) upon surrender of certificates for shares of ML Common Stock. Notwithstanding the foregoing, no party hereto will be liable to any holder of ML Common Stock for any amount paid in good faith to a public official or agency pursuant to any applicable abandoned property, escheat or similar law. Until such time as certificates for shares of

         ML Common Stock are surrendered by a ML shareholder to Sovereign for exchange, Sovereign shall have the right to withhold dividends or any other distributions on the shares of Sovereign Common Stock issuable to such shareholder.

                                  (iii)  Exchange Procedures.  Each certificate
         for shares of ML Common Stock delivered for exchange under this
         Section 1.02(g) must be endorsed in blank by the registered holder thereof or be accompanied by a power of attorney to transfer such shares endorsed in blank by such holder. If more than one certificate is surrendered at one time and in one transmittal package for the same shareholder account, the number of whole shares of Sovereign Common Stock for which certificates will be issued pursuant to this Section 1.02(g) will be computed on the basis of the aggregate number of shares represented by the certificates so surrendered. If shares of Sovereign Common Stock or payments of cash are to be issued or made to a person other than the one in whose name the surrendered certificate is registered, the certificate so surrendered must be properly endorsed in blank, with signature(s) guaranteed, or otherwise in proper form for transfer, and the person to whom certificates for shares of Sovereign Common Stock is to be issued or to whom cash is to be paid shall pay any transfer or other taxes required by reason of such issuance or payment to a person other than the registered holder of the certificate for shares of ML Common Stock which are surrendered. As promptly as practicable after the Effective Date, Sovereign shall send or cause to be sent to each shareholder of record of ML Common Stock transmittal materials for use in exchanging certificates representing ML Common Stock for certificates representing Sovereign Common Stock into which the former have been converted in the Merger. Certificates representing shares of Sovereign Common Stock and checks for cash in lieu of fractional shares shall be mailed to former shareholders of ML as soon as reasonably possible but in no event later than fifteen (15) business days following the receipt of certificates representing former shares of ML Common Stock duly endorsed or accompanied by the materials referenced herein and delivered by certified mail, return receipt requested (but in no event earlier than the second business day following the Effective Date).

                                  (iv)   Closing of Stock Transfer Books;
         Cancellation of ML Certificates. Upon the Effective Date, the stock transfer books for ML Common Stock will be closed and no further transfers of shares of ML Common Stock will thereafter be made or recognized. All certificates for shares of ML
         Common Stock surrendered pursuant to this Section 1.02(g) will be cancelled by Sovereign.

                          (h)     Anti-Dilution Provisions.  If, Sovereign has,
at any time after the date hereof and before the Effective Date, (A) issued a dividend in shares of Sovereign Common Stock, (B) combined the outstanding shares of Sovereign Common Stock into a smaller number of shares, (C) subdivided the outstanding shares of Sovereign Common Stock, or (D) reclassified the shares of Sovereign Common Stock, then the number of shares of Sovereign Common Stock to be delivered to ML shareholders who are entitled to receive shares of Sovereign Common Stock in exchange for shares of ML Common Stock shall be adjusted so that each ML shareholder shall be entitled to receive such number of shares of Sovereign Common Stock as such shareholder would have been entitled to receive if the Effective Date had occurred prior to the happening of such event. (By way of illustration, if Sovereign shall declare a stock dividend of 7% payable with respect to a record date on or prior to the Effective Date and the conditions set forth above are satisfied, the Applicable Exchange Ratio shall be adjusted upward by 7%).

                 Section 1.03 The Bank Merger. Sovereign and ML shall use their reasonable best efforts to cause Main Line Bank to merge with and into Sovereign Bank, with Sovereign Bank surviving such merger, on or as soon as practicable after the Effective Date. Concurrently with, or as soon as practicable after, the execution and delivery of this Agreement, Sovereign shall cause Sovereign Bank, and ML shall cause Main Line Bank, to execute and deliver the Bank Plan of Merger attached hereto as Exhibit 3.

                                   ARTICLE II
                      REPRESENTATIONS AND WARRANTIES OF ML

                 ML hereby represents and warrants to Sovereign that, except as specifically set forth in the ML Disclosure Schedule delivered to Sovereign by ML on the date hereof:

                 Section 2.01  Organization.

                          (a)     ML is a corporation duly organized, validly
existing and in good standing under the laws of the Commonwealth of Pennsylvania. ML is a savings and loan holding company duly registered under the HOLA. ML has the corporate power and authority to carry on its business and operations as now being conducted and to own and operate the properties and assets now owned and being operated by it. ML is not qualified or licensed to do business as a foreign corporation in any other jurisdiction and is not required to be so qualified or licensed as the result of the ownership or leasing of property or the conduct of its business except where the failure to be so qualified or licensed would not have a Material Adverse Effect on ML.

                          (b)     Main Line Bank is a federal savings bank duly
organized and validly existing under the laws of the United States.

Main Line Bank has the corporate power and authority to carry on its business and operations as now being conducted and to own and operate the properties and assets now owned and being operated by it. Neither Main Line Bank nor any other ML Subsidiary is qualified or licensed to do business as a foreign corporation in any other jurisdiction and neither is required to be so qualified or licensed as the result of the ownership or leasing of property or the conduct of its business, except where the failure to be so qualified or licensed would not have a Material Adverse Effect on ML.

                          (c)     There are no ML Subsidiaries other than Main
Line Bank and those identified in the ML Disclosure Schedule.

                          (d)     The deposits of Main Line Bank are insured by
the FDIC to the extent provided in the FDIA.

                          (e)     The respective minute books of ML and Main
Line Bank and each other ML Subsidiary accurately record, in all material respects, all material corporate actions of their respective shareholders and boards of directors (including committees).

                          (f)     Prior to the date of this Agreement, ML has
delivered to Sovereign true and correct copies of the articles of incorporation and bylaws of ML and the charter and bylaws of Main Line Bank as in effect on the date hereof.

                 Section 2.02  Capitalization.

                          (a)     The authorized capital stock of ML consists
of (a) 30,000,000 shares of common stock, $0.01 par value ("ML Common Stock"), of which 11,865,564 shares are outstanding, validly issued, fully paid and nonassessable and free of preemptive rights, and (b) 5,000,000 shares of preferred stock, no par value, none of which are issued or outstanding.
Neither ML nor Main Line Bank nor any other ML Subsidiary has or is bound by any subscription, option, warrant, call, commitment, agreement, plan or other Right of any character relating to the purchase, sale or issuance or voting of, or right to receive dividends or other distributions on any shares of ML Common Stock, ML preferred stock or any other security of ML or any securities representing the right to vote, purchase or otherwise receive any shares of ML Common Stock, ML preferred stock or any other security of ML, other than (i) shares issuable under the Sovereign Option, (ii) 1,442,200 shares of ML Common Stock issuable under the ML Stock Option Plans, (iii) rights of each of the five non-employee directors of ML to receive scheduled grants of 1,000 shares of ML Common Stock pursuant to the ML Recognition and Retention Plan and options to purchase 4,000 shares of ML Common Stock under the ML 1994 Stock Option Plan in October 1997 and (iv) rights of holders of 9.875% Capital Securities issued by ML Capital Trust I, including without limitation the rights of such holders to acquire ML 9.875% Junior Subordinated Deferable Interest Debentures under certain circumstances, all as set forth in detail in the ML Disclosure Schedule.

                          (b)     The authorized capital stock of Main Line
Bank consists of 1,000,000 shares of common stock, par value $0.01 per share ("Main Line Bank Common Stock"), of which 1,000 shares are outstanding, validly issued, fully paid, nonassessable, free of preemptive rights and owned by ML. Except for agreements entered into in connection with the issuance of 9.875% Capital Securities by ML Capital Trust I, neither ML nor any ML Subsidiary has or is bound by any subscription, option, warrant, call, commitment, agreement or other Right of any character relating to the purchase, sale or issuance or voting of, or right to receive dividends or other distributions on any shares of the capital stock of any ML Subsidiary or any other security of any ML Subsidiary or any securities representing the right to vote, purchase or otherwise receive any shares of the capital stock or any other security of any ML Subsidiary. Except in the case of 9.875% Capital Securities issued by ML Capital Trust I, either ML or Main Line Bank owns all of the outstanding shares of capital stock of each ML Subsidiary free and clear of all liens, security interests, pledges, charges, encumbrances, agreements and restrictions of any kind or nature.

                          (c)     Except as set forth in the ML Disclosure
Schedule, neither (i) ML, (ii) Main Line Bank nor (iii) any other ML Subsidiary, owns any equity interest, directly or indirectly, other than treasury stock, in any other company or controls any other company, except for equity interests held in the investment portfolios of ML Subsidiaries, equity interests held by ML Subsidiaries in a fiduciary capacity, and equity interests held in connection with the commercial loan activities of ML Subsidiaries. There are no subscriptions, options, warrants, calls, commitments, agreements or other Rights outstanding and held by ML or Main Line Bank with respect to any other company's capital stock or the equity of any other person.

                          (d)     To the best of ML's knowledge, except as
disclosed in ML's proxy statement dated June 13, 1997, no person or "group" (as that term is used in Section 13(d)(3) of the Exchange Act), is the beneficial owner (as defined in Section 13(d) of the Exchange Act) of 5% or more of the outstanding shares of ML Common Stock.

                 Section 2.03  Authority; No Violation.

                          (a)     ML has full corporate power and authority to
execute and deliver this Agreement and to complete the transactions contemplated hereby. Main Line Bank has full corporate power and authority to execute and deliver the Bank Plan of Merger and to consummate the Bank Merger. The execution and delivery of this

Agreement by ML and the completion by ML of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of ML and, except for approval by the shareholders of ML as required under the BCL, ML's articles of incorporation and bylaws and Nasdaq requirements applicable to it, no other corporate proceedings on the part of ML are necessary to complete the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by ML and, subject to approval of the shareholders of ML as required under the BCL, ML's articles of incorporation and bylaws and Nasdaq requirements applicable to it and receipt of the required approvals from Regulatory Authorities described in Section 3.04 hereof, constitutes the valid and binding obligation of ML, enforceable against ML in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity. The Bank Plan of Merger, upon its execution and delivery by Main Line Bank concurrently with the execution and delivery of this Agreement, will constitute the valid and binding obligation of Main Line Bank, enforceable against Main Line Bank in accordance with its terms, subject to applicable conservatorship or receivership provisions of the FDIA, or insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity.

                          (b)     (A) The execution and delivery of this
Agreement by ML, (B) the execution and delivery of the Bank Plan of Merger by Main Line Bank, (C) subject to receipt of approvals from the Regulatory Authorities referred to in Section 3.04 hereof and ML's and Sovereign's compliance with any conditions contained therein, the completion of the transactions contemplated hereby, and (D) compliance by ML or Main Line Bank with any of the terms or provisions hereof or of the Bank Plan of Merger, will not (i) conflict with or result in a breach of any provision of the articles of incorporation or other organizational document or bylaws of ML or any ML Subsidiary; (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to ML or any ML Subsidiary or any of their respective properties or assets; or (iii) except as set forth in the ML Disclosure Schedule, violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of ML or any ML Subsidiary under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement, commitment or other instrument or obligation to which ML or any ML Subsidiary is a party, or by which they or any of their respective properties or assets may be bound or affected, except for such violations, conflicts, breaches or defaults under clause (ii) or (iii) hereof which, either individually or in the aggregate, will not have a Material Adverse Effect on ML.

                 Section 2.04 Consents. Except for the consents, approvals, filings and registrations from or with the Regulatory Authorities referred to in Section 3.04 hereof and compliance with any conditions contained therein, and the approval of this Agreement by the shareholders of ML under the BCL, ML's articles of incorporation and bylaws and Nasdaq requirements applicable to it, and the approval of the Bank Plan of Merger by ML as sole shareholder of Main Line Bank under the HOLA, and by the Main Line Bank Board of Directors, and except as disclosed in the ML Disclosure Schedule, no consents or approvals of, or filings or registrations with, any public body or authority are necessary, and no consents or approvals of any third parties are necessary, or will be, in connection with (a) the execution and delivery of this Agreement by ML or the Bank Plan of Merger by Main Line Bank, and (b) the completion by ML of the transactions contemplated hereby or by Main Line Bank of the Bank Merger. As of the date hereof, ML has no reason to believe that (i) any required consents or approvals will not be received or will be received with conditions, limitations or restrictions unacceptable to it or which would adversely impact ML's or Main Line Bank's ability to complete the transactions contemplated by this Agreement or that (ii) any public body or authority, the consent or approval of which is not required or any filing with which is not required, will object to the completion of the transactions contemplated by this Agreement.

                 Section 2.05  Financial Statements.

                          (a)     ML has previously delivered, or will deliver,
to Sovereign the ML Regulatory Reports. The ML Regulatory Reports have been, or will be, prepared in all material respects in accordance with applicable regulatory accounting principles and practices throughout the periods covered by such statements, and fairly present, or will fairly present in all material respects, the financial position, results of operations and changes in shareholders' equity of ML as of and for the periods ended on the dates thereof, in accordance with applicable regulatory accounting principles applied on a consistent basis.

                          (b)     ML has previously delivered to Sovereign the
ML Financials. The ML Financials have been, or will be, prepared in accordance with GAAP applied on a consistent basis throughout the periods covered by such statements, except as noted therein, and fairly present, or will fairly present, the consolidated financial position, results of operations and cash flows of ML as of and for the periods ending on the dates thereof, in accordance with generally accepted accounting principles applied on a consistent basis, except as noted therein.

                          (c)     At the date of each balance sheet included in
the ML Financials or the ML Regulatory Reports, neither ML nor Main Line Bank (as the case may be) had, or will have any liabilities, obligations or loss contingencies of any nature (whether absolute, accrued, contingent or otherwise) of a type required to be reflected in such ML Financials or ML Regulatory Reports or in the footnotes thereto which are not fully reflected or reserved against therein or fully disclosed in a footnote thereto, except for liabilities, obligations and loss contingencies which are not material in the aggregate and which are incurred in the ordinary course of business, consistent with past practice and except for liabilities, obligations and loss contingencies which are within the subject matter of a specific representation and warranty herein and subject, in the case of any unaudited statements, to normal, recurring audit adjustments and the absence of footnotes.

                 Section 2.06  Taxes.

                          (a)     ML and the ML Subsidiaries are members of the
same affiliated group within the meaning of IRC Section 1504(a). ML has duly filed, and will file, all federal, state and local tax returns required to be filed by or with respect to ML and all ML Subsidiaries on or prior to the Closing Date (all such returns being accurate and correct in all material respects) and has duly paid or will pay, or made or will make, provisions for the payment of all federal, state and local taxes which have been incurred by or are due or claimed to be due from ML and any ML Subsidiary by any taxing authority or pursuant to any tax sharing agreement or arrangement (written or oral) on or prior to the Closing Date other than taxes which (i) are not delinquent or (ii) are being contested in good faith.

                          (b)     No consent pursuant to IRC Section 341(f) has
been filed (or will be filed prior to the Closing Date) by or with respect to ML or any ML Subsidiary.

                 Section 2.07 No Material Adverse Effect. ML has not suffered any Material Adverse Effect since June 30, 1997.

                 Section 2.08  Contracts.

                          (a)     Except as described in ML's proxy statement
dated June 13, 1997 and Annual Reports on Form 10-K for the years ended March 31, 1995, 1996 and 1997, previously delivered to Sovereign, in the footnotes to the audited consolidated financial statements of ML as of March 31, 1997, and for the three years ended March 31, 1997, or in the ML Disclosure Schedule, neither ML nor any ML Subsidiary is a party to or subject to: (i) any employment, consulting or severance contract or arrangement with any past or present officer, director or employee of ML or any ML Subsidiary, except for "at will" arrangements; (ii) any plan, arrangement or contract providing for bonuses, pensions, options, deferred compensation, retirement payments, profit sharing or similar arrangements for or with any past or present officers, directors or employees of ML or any ML Subsidiary; (iii) any collective bargaining agreement with any labor union relating to employees of ML or any ML Subsidiary; (iv) any agreement which by its terms limits the payment of dividends by any ML Subsidiary; (v) any instrument evidencing or related to indebtedness for borrowed money whether directly or indirectly, by way of purchase money obligation, conditional sale, lease purchase, guaranty or otherwise, in respect of which ML or any ML Subsidiary is an obligor to any person, which instrument evidences or relates to indebtedness other than deposits, repurchase agreements, Federal Home Loan Bank advances, bankers acceptances and "treasury tax and loan" accounts established in the ordinary course of business and transactions in "federal funds" or which contains financial covenants or other restrictions (other than those relating to the payment of principal and interest when due) which would be applicable on or after the Closing Date to Sovereign or any Sovereign Subsidiary; or (vi) any contract (other than this Agreement) limiting the freedom of any ML Subsidiary to engage in any type of banking or bank-related business permissible under law.

                          (b)     True and correct copies of agreements, plans,
arrangements and instruments referred to in Section 2.08(a), described in the ML proxy statement dated June 13, 1997 or in a footnote to the ML Financials, have been provided to Sovereign on or before the date hereof, are listed on the ML Disclosure Schedule and are in full force and effect on the date hereof and neither ML nor any ML Subsidiary (nor, to the knowledge of ML, any other party to any such contract, plan, arrangement or instrument) has breached any provision of, or is in default in any respect under any term of, any such contract, plan, arrangement or instrument which breach has resulted in or will result in a Material Adverse Effect with respect to ML. Except as set forth in the ML Disclosure Schedule, no party to any material contract, plan, arrangement or instrument will have the right to terminate any or all of the provisions of any such contract, plan, arrangement or instrument as a result of the transactions contemplated by this Agreement. Except as set forth in the ML Disclosure Schedule, none of the employees (including officers) of ML or any ML Subsidiary possess the right to terminate their employment as a result of the execution of this Agreement. Except as set forth in the ML Disclosure Schedule, no plan, employment agreement, termination agreement, or similar agreement or arrangement to which ML or any ML Subsidiary is a party or under which ML or any ML Subsidiary may be liable contains provisions which permit an employee or independent contractor to terminate it without cause and continue to accrue future benefits thereunder. Except as set forth in the ML Disclosure Schedule, no such agreement, plan or arrangement (x) provides for acceleration in the vesting of benefits or payments due thereunder upon the occurrence of a change in ownership or control of ML or any ML Subsidiary absent the occurrence of a subsequent event;

(y) provides for benefits which may cause the disallowance of a federal income tax deduction under IRC Section 280G; or (z) requires ML or any ML Subsidiary to provide a benefit in the form of ML Common Stock or determined by reference to the value of ML Common Stock.

                 Section 2.09  Ownership of Property; Insurance Coverage.

                          (a)     Except as disclosed in the ML Disclosure
Schedule, ML and the ML Subsidiaries have, or will have as to property acquired after the date hereof, good and, as to real property, marketable title to all assets and properties owned by ML or any ML Subsidiary in the conduct of their businesses, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the balance sheets contained in the ML Regulatory Reports and in the ML Financials or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value, in the ordinary course of business, since the date of such balance sheets), subject to no encumbrances, liens, mortgages, security interests or pledges, except (i) those items which secure repurchase agreements and liabilities for borrowed money from a Federal Home Loan Bank,
(ii) statutory liens for amounts not yet delinquent or which are being contested in good faith and (iii) items permitted under Article IV. ML and the ML Subsidiaries, as lessee, have the right under valid and subsisting leases of real and personal properties used by ML and its Subsidiaries in the conduct of their businesses to occupy or use all such properties as presently occupied and used by each of them. Except as disclosed in the ML Disclosure Schedule, such existing leases and commitments to lease constitute or will constitute operating leases for both tax and financial accounting purposes and the lease expense and minimum rental commitments with respect to such leases and lease commitments are as disclosed in the notes to the ML Financials.

                          (b)     With respect to all agreements pursuant to
which ML or any ML Subsidiary has purchased securities subject to an agreement to resell, if any, ML or such ML Subsidiary, as the case may be, has a valid, perfected first lien or security interest in the securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.

                          (c)     ML and the ML Subsidiaries currently maintain
insurance considered by ML to be reasonable for their respective operations and similar in scope and coverage to that maintained by other businesses similarly engaged. Neither ML nor any ML Subsidiary has received notice from any insurance carrier that (i) such insurance will be cancelled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased.

There are presently no material claims pending under such policies of insurance and no notices have been given by ML or Main Line Bank under such policies.
All such insurance is valid and enforceable and in full force and effect, and within the last three years ML has received each type of insurance coverage for which it has applied and during such periods has not been denied indemnification for any material claims submitted under any of its insurance policies.

                 Section 2.10 Legal Proceedings. Except as disclosed in the ML Disclosure Schedule, neither ML nor any ML Subsidiary is a party to any, and there are no pending or, to the best of ML's knowledge, threatened legal, administrative, arbitration or other proceedings, claims (whether asserted or unasserted), actions or governmental investigations or inquiries of any nature
(i) against ML or any ML Subsidiary, (ii) to which ML or any ML Subsidiary's assets are or may be subject, (iii) challenging the validity or propriety of any of the transactions contemplated by this Agreement, or (iv) which could adversely affect the ability of ML to perform under this Agreement, except for any proceedings, claims, actions, investigations or inquiries referred to in clauses (i) or (ii) which, if adversely determined, individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect on ML.

                 Section 2.11  Compliance With Applicable Law.

                          (a)     ML and ML Subsidiaries hold all licenses,
franchises, permits and authorizations necessary for the lawful conduct of their businesses under, and have complied in all material respects with, applicable laws, statutes, orders, rules or regulations of any federal, state or local governmental authority relating to them, other than where such failure to hold or such noncompliance will neither result in a limitation in any material respect on the conduct of their businesses nor otherwise have a Material Adverse Effect on ML.

                          (b)     Except as disclosed in the ML Disclosure
Schedule, neither ML nor any ML Subsidiary has received any notification or communication from any Regulatory Authority (i) asserting that ML or any ML Subsidiary is not in compliance with any of the statutes, regulations or ordinances which such Regulatory Authority enforces; (ii) threatening to revoke any license, franchise, permit or governmental authorization which is material to ML or any ML Subsidiary; (iii) requiring or threatening to require ML or any ML Subsidiary, or indicating that ML or any ML Subsidiary may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement restricting or limiting, or purporting to restrict or limit, in any manner the operations of ML or any ML Subsidiary, including without limitation any restriction on the payment of dividends; or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit, in any manner the operations of ML or any ML Subsidiary, including without limitation any restriction on the payment of dividends (any such notice, communication, memorandum, agreement or order described in this sentence is hereinafter referred to as a "Regulatory Agreement"). Neither ML nor any ML Subsidiary has consented to or entered into any Regulatory Agreement, except as heretofore disclosed to Sovereign.

                 Section 2.12 ERISA. ML has previously delivered to Sovereign true and complete copies of all employee pension benefit plans within the meaning of ERISA Section 3(2), profit sharing plans, stock purchase plans, deferred compensation and supplemental income plans, supplemental executive retirement plans, employment agreements, annual or long term incentive plans, severance plans, policies and agreements, group insurance plans, and all other employee welfare benefit plans within the meaning of ERISA Section 3(1) (including vacation pay, sick leave, short-term disability, long-term disability, and medical plans) and all other employee benefit plans, policies, agreements and arrangements, all of which are set forth in the ML Disclosure Schedule, maintained or contributed to for the benefit of the employees or former employees (including retired employees) and any beneficiaries thereof or directors or former directors of ML or any ML Subsidiary, together with (i) the most recent actuarial (if any) and financial reports relating to those plans which constitute "qualified plans" under IRC Section 401(a), (ii) the most recent annual reports relating to such plans filed by them, respectively, with any government agency, and (iii) all rulings and determination letters which pertain to any such plans. Neither ML, any ML Subsidiary nor any pension plan maintained by ML or any ML Subsidiary, has incurred, directly or indirectly, within the past six (6) years any liability under Title IV of ERISA (including to the Pension Benefit Guaranty Corporation) or to the IRS with respect to any pension plan qualified under IRC Section 401(a) which liability has resulted in or will result in a Material Adverse Effect with respect to ML, except liabilities to the Pension Benefit Guaranty Corporation pursuant to ERISA
Section 4007, all of which have been fully paid, nor has any reportable event under ERISA Section 4043 occurred with respect to any such pension plan. With respect to each of such plans that is subject to Title IV of ERISA, the present value of the accrued benefits under such plan, based upon the actuarial assumptions used for funding purposes in the plan's most recent actuarial report did not, as of its latest valuation date, exceed the then current value of the assets of such plan allocable to such accrued benefits. Neither ML nor any ML Subsidiary has incurred or is subject to any liability under ERISA
Section 4201 for a complete or partial withdrawal from a multi-employer plan. All "employee benefit plans," as defined in ERISA Section 3(3), comply and within the past six (6) years have complied in all material respects with (i) relevant provisions of ERISA and (ii) in the case of plans intended to qualify for favorable income tax treatment, provisions of the IRC relevant to such treatment. No prohibited transaction

(which shall mean any transaction prohibited by ERISA Section 406 and not exempt under ERISA Section 408 or any transaction prohibited under IRC Section
4975) has occurred within the past six (6) years with respect to any employee benefit plan maintained by ML or any ML Subsidiary which would result in the imposition, directly or indirectly, of an excise tax under IRC Section 4975 or other penalty under ERISA or the IRC, which, individually or in the aggregate, has resulted in or will result in a Material Adverse Effect with respect to ML. ML and the ML Subsidiaries provide continuation coverage under group health plans for separating employees and "qualified beneficiaries" in accordance with the provisions of IRC Section 4980B(f). Such group health plans are in compliance with Section 1862(b)(1) of the Social Security Act. Neither ML nor any ML Subsidiary is aware of any existing or contemplated audit of any of its employee benefit plans by the Internal Revenue Service or U.S. Department of Labor.

                 Section 2.13 Brokers, Finders and Financial Advisors. Except for ML's engagement of Sandler O'Neill & Partners L.P. in connection with the transactions contemplated by this Agreement, neither ML nor any ML Subsidiary, nor any of their respective officers, directors, employees or agents, has employed any broker, finder or financial advisor in connection with the transactions contemplated by this Agreement or in connection with any transaction other than the Merger, or, except for its commitments disclosed in the ML Disclosure Schedule, incurred any liability or commitment for any fees or commissions to any such person in connection with the transactions contemplated by this Agreement or in connection with any transaction other than the Merger, which has not been reflected in the ML Financials. The ML Disclosure Schedule shall contain as an exhibit the engagement letter between ML and Sandler O'Neill & Partners L.P.

                 Section 2.14 Environmental Matters. To the knowledge of ML, neither ML nor any ML Subsidiary, nor any properties owned or operated by ML or any ML Subsidiary has been or is in violation of or liable under any Environmental Law which violation or liability, individually or in the aggregate, resulted in, or will result, in a Material Adverse Effect with respect to ML. There are no actions, suits or proceedings, or demands, claims, notices or investigations (including without limitation notices, demand letters or requests for information from any environmental agency) instituted or pending, or to the knowledge of ML, threatened, relating to the liability of any property owned or operated by ML or any ML Subsidiary under any Environmental Law.

                 Section 2.15 Allowance for Loan Losses. The allowance for loan losses reflected, and to be reflected, in the ML Regulatory Reports, and shown, and to be shown, on the balance sheets contained in the ML Financials have been, and will be, established in accordance with the requirements of GAAP and all applicable regulatory criteria.

                 Section 2.16 Information to be Supplied. The information to be supplied by ML and Main Line Bank for inclusion in the Registration Statement (including the Prospectus/Proxy Statement) will not, at the time the Registration Statement is declared effective pursuant to the Securities Act and as of the date the Prospectus/Proxy Statement is mailed to shareholders of Sovereign and ML and up to and including the date(s) of the meetings of shareholders of Sovereign and ML to which such Prospectus/Proxy Statement relates, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading. The information supplied, or to be supplied, by ML for inclusion in the Applications will, at the time such documents are filed with any Regulatory Authority and up to and including the date(s) of the obtainment of any required regulatory approvals or consents, be accurate in all material aspects.

                 Section 2.17 Securities Documents. ML has delivered to Sovereign copies of its (i) annual reports on SEC Form 10-K for the years ended March 31, 1997, 1995 and 1994, (ii) a quarterly report on SEC Form 10-Q for the quarter ended June 30, 1997, and (iii) proxy materials used in connection with its meetings of shareholders held in 1997, 1996 and 1995. Such reports and such proxy materials complied, at the time filed with the SEC, in all material respects, with the Exchange Act and all applicable rules and regulations of the SEC.

                 Section 2.18  Related Party Transactions.  Except as disclosed
(i) in the ML Disclosure Schedule, (ii) in the ML proxy statement dated June 13, 1997 or (iii) in the footnotes to the ML Financials, ML is not a party to any transaction (including any loan or other credit accommodation but excluding deposits in the ordinary course of business) with any Affiliate of ML (except an ML Subsidiary); and all such transactions (a) were made in the ordinary course of business, (b) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other Persons, and (c) did not involve more than the normal risk of collectability or present other unfavorable features. Except as set forth on the ML Disclosure Schedule, no loan or credit accommodation to any Affiliate of ML is presently in default or, during the three year period prior to the date of this Agreement, has been in default or has been restructured, modified or extended. Neither ML nor Main Line Bank has been notified that principal and interest with respect to any such loan or other credit accommodation will not be paid when due or that the loan grade classification accorded such loan or credit accommodation by Main Line Bank is inappropriate.

                 Section 2.19 Loans. Each loan reflected as an asset in the ML Financial Statements (i) is evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and correct (ii) to the extent secured, has been secured by valid liens and security interests which have been perfected, and (ii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles, in each case other than loans as to which the failure to satisfy the foregoing standards would not have a Material Adverse Effect on ML.

                 Section 2.20 Accounting for the Merger; Reorganization. As of the date hereof, ML does not have any reason to believe that the Merger will fail to qualify (i) for pooling-of-interests accounting treatment under GAAP, assuming compliance by ML and Sovereign with the requirements of Section 4.16 hereof, or (ii) as a reorganization under Section 368(a) of the IRC.

                 Section 2.21 Fairness Opinion. ML has received a written opinion from Sandler O'Neill & Partners L.P. to the effect that, as of the date hereof, the consideration to be received by shareholders of ML pursuant to this Agreement is fair, from a financial point of view, to such shareholders.

                 Section 2.22 Quality of Representations. The representations made by ML in this Agreement are true, correct and complete in all material respects, and do not omit statements necessary to make them not misleading under all facts and circumstances.

                                  ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF SOVEREIGN

                 Sovereign hereby represents and warrants to ML that, except as set forth in the Sovereign Disclosure Schedule delivered by Sovereign to ML on or prior to the date hereof:

                 Section 3.01  Organization.

                          (a)     Sovereign is a corporation duly organized,
validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. Sovereign is a savings and loan holding company duly registered under the HOLA. Sovereign has the corporate power and authority to carry on its business and operations as now being conducted and to own and operate the properties and assets now owned and being operated by it. Each Sovereign Subsidiary is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation and each possesses full corporate power and authority to carry on its respective business and to own, lease and operate its properties as presently conducted. Neither Sovereign nor any Sovereign Subsidiary is required by the conduct of its business or the ownership or leasing of its assets to qualify to do business as a foreign corporation in any jurisdiction other than the Commonwealth of Pennsylvania and the states of Delaware and New Jersey, except where the failure to be so qualified would not have a Material Adverse Effect on Sovereign.

                          (b)     Sovereign Bank is a federal savings bank,
duly organized and validly existing under the laws of the United States. Sovereign Bank has the corporate power and authority to carry on its business and operations as now being conducted and to own and operate the properties and assets now owned and being operated by it.

                          (c)     The deposits of Sovereign Bank are insured by
the FDIC to the extent provided in the FDIA.

                          (d)     The respective minute books of Sovereign and
Sovereign Bank accurately record in all material respects all material corporate action of their respective shareholders and boards of directors (including committees).

                          (e)     Prior to the execution of this Agreement,
Sovereign has delivered to ML true and correct copies of the articles of incorporation and the bylaws of Sovereign and Sovereign Bank, respectively, as in effect on the date hereof.

                 Section 3.02  Capital Structure.

                          (a)     The authorized capital stock of Sovereign
consists of (a) 200,000,000 shares of common stock, no par value ("Sovereign Common Stock"), of which, at the date of this Agreement, 11,673 shares were issued and held by Sovereign as treasury stock and 88,071,493 shares are outstanding, validly issued, fully paid and nonassessable, and (b) 7,500,000 shares of preferred stock, no par value, of which, at the date of this Agreement, 2,000,000 shares of 61/4% Cumulative, Convertible Preferred Stock, Series B, are outstanding, validly issued, fully paid and nonassessable. No shares of Sovereign Common Stock were issued in violation of any preemptive rights. Sovereign has no Rights authorized, issued or outstanding, other than
(i) the Sovereign Stock Purchase Rights, (ii) options to acquire 2,588,135 shares of Sovereign Common Stock under Sovereign's stock option plans, including the non-employee directors compensation plan, and (iii) pursuant to Sovereign's employee stock ownership plan, employee stock purchase plan, and dividend reinvestment and stock purchase plan. As of December 31, 1996, Sovereign had approximately 8,500 shareholders of record.

                          (b)     To the best of Sovereign's knowledge, except
as disclosed in Sovereign's proxy statement dated March 19, 1997, no person or "group" (as that term is used in Section 13(d)(3) of the Exchange Act) is the beneficial owner (as defined in Section 13(d) of the Exchange Act) of 5% or more of the outstanding shares of Sovereign Common Stock.

                          (c)     Sovereign owns all of the capital stock of
Sovereign Bank, free and clear of any lien or encumbrance. Except for the Sovereign Subsidiaries, Sovereign does not possess, directly or indirectly, any material equity interest in any corporation, except for equity interests held in the investment portfolios of Sovereign Subsidiaries, equity interests held by Sovereign Subsidiaries in a fiduciary capacity, and equity interests held in connection with the commercial loan activities of Sovereign Subsidiaries.

                 Section 3.03  Authority; No Violation.

                          (a)     Sovereign has full corporate power and
authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Sovereign Bank has full corporate power and authority to execute and deliver the Bank Plan of Merger and to consummate the Bank Merger. The execution and delivery of this Agreement by Sovereign and the completion by Sovereign of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Sovereign and, except for approval of the shareholders of Sovereign under Nasdaq requirements applicable to it, no other corporate proceedings on the part of Sovereign are necessary to complete the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Sovereign and, subject to approval by the shareholders of Sovereign under Nasdaq requirements applicable to it and receipt of the required approvals of Regulatory Authorities described in
Section 3.04 hereof, constitutes the valid and binding obligation of Sovereign, enforceable against Sovereign in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity. The Bank Plan of Merger, upon its execution and delivery by Sovereign Bank concurrently with the execution and delivery of this Agreement, will constitute the valid and binding obligation of Sovereign Bank, enforceable against Sovereign Bank in accordance with its terms, subject to applicable conservatorship and receivership provisions of the FDIA, or insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity.

                          (b)     (A) The execution and delivery of this
Agreement by Sovereign, (B) the execution and delivery of the Bank Plan of Merger by Sovereign Bank, (C) subject to receipt of approvals from the Regulatory Authorities referred to in Section 3.04 hereof and ML's and Sovereign's compliance with any conditions contained therein, the consummation of the transactions contemplated hereby, and (D) compliance by Sovereign or Sovereign Bank with any of the terms or provisions hereof or of the Bank Plan of Merger will not (i) conflict with or result in a breach of any provision of the articles of incorporation or other organizational document or bylaws of Sovereign or any Sovereign Subsidiary; (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Sovereign or any Sovereign Subsidiary or any of their respective properties or assets; or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default), under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of Sovereign or any Sovereign Subsidiary under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other investment or obligation to which Sovereign or any Sovereign Subsidiary is a party, or by which they or any of their respective properties or assets may be bound or affected, except for such violations, conflicts, breaches or defaults under clause (ii) or (iii) hereof which, either individually or in the aggregate, will not have a Material Adverse Effect on Sovereign.

                 Section 3.04 Consents. Except for consents, approvals, filings and registrations from or with the OTS, the DOJ, the SEC, the PDS, the NASD and state "blue sky" authorities, and compliance with any conditions contained therein, and the approval of this Agreement by the shareholders of Sovereign in accordance with Nasdaq requirements applicable to it, and the approval of the Bank Plan of Merger by Sovereign as sole shareholder of Sovereign Bank under the HOLA, and by the Sovereign Bank Board of Directors, no consents or approvals of, or filings or registrations with, any public body or authority are necessary, and no consents or approvals of any third parties are necessary, or will be, in connection with (a) the execution and delivery of this Agreement by Sovereign or the Bank Plan of Merger by Sovereign Bank, and
(b) the completion by Sovereign of the transactions contemplated hereby or by Sovereign Bank of the Bank Merger. As of the date hereof, Sovereign has no reason to believe that (i) any required consents or approvals will not be received or will be received with conditions, limitations or restrictions unacceptable to it or which would adversely impact Sovereign's or Sovereign Bank's ability to complete the transactions contemplated by this Agreement or that (ii) any public body or authority, the consent or approval of which is not required or any filing with which is not required, will object to the completion of the transactions contemplated by this Agreement.

                 Section 3.05  Financial Statements.

                          (a)     Sovereign has made, or will make, the
Sovereign Regulatory Reports available to ML for inspection. The Sovereign Regulatory Reports have been, or will be, prepared in all material respects in accordance with applicable regulatory accounting principles and practices throughout the periods covered by such statements, and fairly present, or will fairly present in all material respects, the financial position, results of operations, and changes in shareholders' equity of Sovereign as of and for the periods ended on the dates thereof, in accordance with applicable regulatory accounting principles applied on a consistent basis.

                          (b)     Sovereign has previously delivered, or will
deliver, to ML the Sovereign Financials. The Sovereign Financials have been, or will be, prepared in accordance with GAAP applied on a consistent basis throughout the periods covered by such statements, except as noted therein, and fairly present, or will fairly present, the consolidated financial position, results of operations and cash flows of Sovereign as of and for the periods ending on the dates thereof, in accordance with GAAP applied on a consistent basis, except as noted therein.

                          (c)     At the date of each balance sheet included in
the Sovereign Financials or Sovereign Regulatory Reports, Sovereign did not have any liabilities, obligations or loss contingencies of any nature (whether absolute, accrued, contingent or otherwise) of a type required to be reflected in such Sovereign Financials or Sovereign Regulatory Reports or in the footnotes thereto which are not fully reflected or reserved against therein or disclosed in a footnote thereto, except for liabilities, obligations or loss contingencies which are not material in the aggregate and which are incurred in the ordinary course of business, consistent with past practice, and except for liabilities, obligations or loss contingencies which are within the subject matter of a specific representation and warranty herein and subject, in the case of any unaudited statements, to normal recurring audit adjustments and the absence of footnotes.

                 Section 3.06 Taxes. Sovereign and the Sovereign Subsidiaries are members of the same affiliated group within the meaning of IRC Section 1504(a). Sovereign has duly filed, and will file, all federal, state and local tax returns required to be filed by or with respect to Sovereign and all Sovereign Subsidiaries on or prior to the Closing Date (all such returns being accurate and correct in all material respects) and has duly paid or will pay, or made or will make, provisions for the payment of all federal, state and local taxes which have been incurred by or are due or claimed to be due from Sovereign and any Sovereign Subsidiary by any taxing authority or pursuant to any tax sharing agreement or arrangement (written or oral) on or prior to the Closing Date other than taxes which (i) are not delinquent or (ii) are being contested in good faith.

                 Section 3.07 No Material Adverse Effect. Sovereign has not suffered any Material Adverse Effect since June 30, 1997.

                 Section 3.08  Ownership of Property; Insurance Coverage.

                          (a)     Sovereign and the Sovereign Subsidiaries have
good and, as to real property, marketable title to all assets and properties owned by Sovereign or any of its Subsidiaries in the conduct of their businesses, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the balance sheets contained in the Sovereign Regulatory Reports and in the Sovereign Financials or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value, in the ordinary course of business, since the date of such balance sheets), subject to no encumbrances, liens, mortgages, security interests or pledges, except (i) those items that secure liabilities for borrowed money and that are described in the Sovereign Disclosure Schedule or permitted under Article IV hereof, and (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith. Sovereign and the Sovereign Subsidiaries, as lessee, have the right under valid and subsisting leases of real and personal properties used by Sovereign and its Subsidiaries in the conduct of their businesses to occupy and use all such properties as presently occupied and used by each of them.

                          (b)     Sovereign and the Sovereign Subsidiaries
currently maintain insurance in amounts considered by Sovereign to be reasonable for their respective operations, and such insurance is similar in scope and coverage to that maintained by other businesses similarly engaged. Neither Sovereign nor any Sovereign Subsidiary has received notice from any insurance carrier that (i) such insurance will be cancelled or that coverage thereunder will be reduced or eliminated or (ii) premium costs with respect to such insurance will be substantially increased.

                 Section 3.09 Legal Proceedings. Neither Sovereign nor any Sovereign Subsidiary is a party to any, and there are no pending or, to the best of Sovereign's knowledge, threatened legal, administrative, arbitration or other proceedings, claims, actions or governmental investigations or inquiries of any nature (i) against Sovereign or any Sovereign Subsidiary, (ii) to which Sovereign's or any Sovereign Subsidiary's assets are or may be subject, (iii) challenging the validity or propriety of any of the transactions contemplated by this Agreement, or (iv) which could adversely affect the ability of Sovereign to perform under this Agreement, except for any proceedings, claims, actions, investigations or inquiries referred to in clauses (i) or (ii) which, individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect on Sovereign.

                 Section 3.10  Compliance With Applicable Law.

                          (a)     Sovereign and the Sovereign Subsidiaries hold
all licenses, franchises, permits and authorizations necessary for the lawful conduct of their businesses under, and have complied in all material respects with, applicable laws, statutes, orders, rules or regulations of any federal, state or local governmental authority relating to them, other than where such failure to hold or such noncompliance will neither result in a limitation in any material respect on the conduct of their businesses nor otherwise have a Material Adverse Effect on Sovereign.

                          (b)     Neither Sovereign nor any Sovereign
Subsidiary has received any notification or communication from any Regulatory Authority (i) asserting that Sovereign or any Sovereign Subsidiary is not in compliance with any of the statutes, regulations or ordinances which such Regulatory Authority enforces; (ii) threatening to revoke any license, franchise, permit or governmental authorization which is material to Sovereign or any Sovereign Subsidiary; (iii) requiring or threatening to require Sovereign or any Sovereign Subsidiary, or indicating that Sovereign or any Sovereign Subsidiary may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement restricting or limiting, or purporting to restrict or limit, in any manner the operations of Sovereign or any Sovereign Subsidiary, including without limitation any restriction on the payment of dividends; or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit, in any manner the operations of Sovereign or any Sovereign Subsidiary, including without limitation any restriction on the payment of dividends (any such notice, communication, memorandum, agreement or order described in this sentence is hereinafter referred to as a "Regulatory Agreement"). Neither Sovereign nor any Sovereign Subsidiary has consented to or entered into any Regulatory Agreement, except as heretofore disclosed to ML.

                 Section 3.11 Information to be Supplied. The information to be supplied by Sovereign for inclusion in the Registration Statement (including the Prospectus/Proxy Statement) will not, at the time the Registration Statement is declared effective pursuant to the Securities Act and as of the date the Prospectus/Proxy Statement is mailed to shareholders of Sovereign and ML and up to and including the date(s) of the meetings of shareholders of Sovereign and ML to which such Prospectus/Proxy Statement relates, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading. The information supplied, or to be supplied, by Sovereign for inclusion in the Applications will, at the time such documents are filed with any Regulatory Authority and up to and including the date(s) of the obtainment of any required regulatory approvals or consents, be accurate in all material aspects.

                 Section 3.12 ERISA. Sovereign has previously made available to ML true and complete copies of the employee pension benefit plans within the meaning of ERISA Section 3(2), profit sharing plans, stock purchase plans, deferred compensation and supplemental income plans, supplemental executive retirement plans, annual incentive plans, group insurance plans, and all other employee welfare benefit plans within the meaning of ERISA Section 3(1) (including vacation pay, sick leave, short-term disability, long-term disability, and medical plans), and all other employee benefit plans, policies, agreements and arrangements, all of which are set forth on the Sovereign Disclosure Schedule, maintained or contributed to for the benefit of the employees or former employees (including retired employees) and any beneficiaries thereof or directors or former directors of Sovereign or any Sovereign Subsidiary, together with (i) the most recent actuarial (if any) and financial reports relating to those plans which constitute "qualified plans" under IRC Section 401(a), (ii) the most recent annual reports relating to such plans filed by them, respectively, with any government agency, and (iii) all rulings and determination letters which pertain to any such plans. Neither Sovereign nor any Sovereign Subsidiary, and no pension plan maintained by Sovereign or any Sovereign Subsidiary, has incurred, directly or indirectly, within the past six (6) years any liability under Title IV of ERISA (including to the Pension Benefit Guaranty Corporation) or to the IRS with respect to any pension plan qualified under IRC Section 401(a) which liability has resulted in or will result in a Material Adverse Effect with respect to Sovereign, except liabilities to the Pension Benefit Guaranty Corporation pursuant to ERISA
Section 4007, all of which have been fully paid, nor has any reportable event under ERISA Section 4043 occurred with respect to any such pension plan. With respect to each of such plans that is subject to Title IV of ERISA, the present value of the accrued benefits under such plan, based upon the actuarial assumptions used for funding purposes in the plan's most recent actuarial report did not, as of its latest valuation date, exceed the then current value of the assets of such plan allocable to such accrued benefits. Neither Sovereign nor any Sovereign Subsidiary has incurred or is subject to any liability under ERISA Section 4201 for a complete or partial withdrawal from a multi-employer plan. All "employee benefit plans," as defined in ERISA Section 3(3), comply and within the past six (6) years have complied in all material respects with (i) relevant provisions of ERISA, and (ii) in the case of plans intended to qualify for favorable income tax treatment, provisions of the IRC relevant to such treatment. No prohibited transaction (which shall mean any transaction prohibited by ERISA Section 406 and not exempt under ERISA Section 408 or any transaction prohibited under IRC Section 4975) has occurred within the past six (6) years with respect to any employee benefit plan maintained by

Sovereign or any Sovereign Subsidiary that would result in the imposition, directly or indirectly, of an excise tax under IRC Section 4975 or other penalty under ERISA or the IRC, which individually or in the aggregate, has resulted in or will result in a Material Adverse Effect with respect to Sovereign. Sovereign and the Sovereign Subsidiaries provide continuation coverage under group health plans for separating employees and "qualified beneficiaries" in accordance with the provisions of IRC Section 4980B(f). Such group health plans are in compliance with Section 1862(b)(1) of the Social Security Act.

                 Section 3.13 Securities Documents. Sovereign has delivered to ML copies of its (i) annual reports on SEC Form 10-K for the years ended December 31, 1996, 1995 and 1994, (ii) quarterly reports on SEC Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997, (iii) current reports on SEC Form 8-K dated February 5, 1997, February 6, 1997, February 13, 1997, March 18, 1997 and June 17, 1997 and (iv) proxy statement dated March 19, 1997 used in connection with its annual meeting of shareholders held in April 1997. Such reports and such proxy materials complied, at the time filed with the SEC, in all material respects, with the Exchange Act and the applicable rules and regulations of the SEC.

                 Section 3.14 Environmental Matters. To the knowledge of Sovereign, neither Sovereign nor any Sovereign Subsidiary, nor any properties owned or operated by Sovereign or any Sovereign Subsidiary has been or is in violation of or liable under any Environmental Law which violation or liability, individually or in the aggregate, resulted in or will result in a Material Adverse Effect with respect to Sovereign. There are no actions, suits or proceedings, or demands, claims, notices or investigations (including without limitation notices, demand letters or requests for information from any environmental agency) instituted or pending, or to the knowledge of Sovereign, threatened, relating to the liability of any property owned or operated by Sovereign or any Sovereign Subsidiary under any Environmental Law.

                 Section 3.15 Allowance for Loan Losses. The allowance for loan losses reflected, and to be reflected, in the Sovereign Regulatory Reports, and shown, and to be shown, on the balance sheets contained in the Sovereign Financials have been, and will be, established in accordance with the requirements of GAAP and all applicable regulatory criteria.

                 Section 3.16 Brokers and Finders. In connection with the transactions contemplated by this Agreement, neither Sovereign nor any Sovereign Subsidiary, nor any of their respective officers, directors, employees or agents, has employed any broker, finder or financial advisor, or incurred any liability for any fees or commissions to any such person, in connection with the transactions contemplated by this Agreement.

                 Section 3.17 Loans. Each loan reflected as an asset in the Sovereign Financial Statements (i) is evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and correct (ii) to the extent secured, has been secured by valid liens and security interests which have been perfected, and (ii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles, in each case other than loans as to which the failure to satisfy the foregoing standards would not have a Material Adverse Effect on Sovereign.

                 Section 3.18 Accounting for the Merger; Reorganization. As of the date hereof, Sovereign does not have any reason to believe that the Merger will fail to qualify (i) for pooling-of-interests treatment under GAAP, assuming compliance by ML and Sovereign with the requirements of Section 4.16 hereof, or (ii) as a reorganization under Section 368(a) of the IRC.

                 Section 3.19 Quality of Representations. The representations made by Sovereign in this Agreement are true, correct and complete in all material respects and do not omit statements necessary to make the representations not misleading under the circumstances.

                                   ARTICLE IV
                            COVENANTS OF THE PARTIES

                 Section 4.01  Conduct of ML's Business.

                          (a)     From the date of this Agreement to the
Closing Date, ML and each ML Subsidiary will conduct its business and engage in transactions, including extensions of credit, only in the ordinary course and consistent with past practice and policies, except as otherwise required by this Agreement or with the written consent of Sovereign. ML will use its reasonable good faith efforts, and will cause Main Line Bank to use its reasonable good faith efforts, to (i) preserve its business organizations intact, (ii) maintain good relationships with employees, and (iii) preserve for itself the good will of customers of ML and ML Subsidiaries and others with whom business relationships exist. From the date hereof to the Closing Date, except as otherwise consented to or approved by Sovereign in writing or as permitted or required by this Agreement, ML will not, and ML will not permit any ML Subsidiary to:

                                  (i)  amend or change any provision of its
         certificate or articles of incorporation, charter, or bylaws;

                                  (ii)  except as required by Section 4.16,
         change the number of authorized or issued shares of its capital stock or issue or grant any option, warrant, call, commitment, subscription, Right or agreement of any character relating to its authorized or issued capital stock or any securities convertible into shares of such stock, or split, combine or reclassify any shares of capital stock, or declare, set aside or pay any dividend or other distribution in respect of capital stock, or redeem or otherwise acquire any shares of capital stock, except that (A) ML may issue up to an aggregate of 1,442,200 shares of ML Common Stock upon the valid exercise of ML Options, (B) ML may issue shares of ML Common Stock and options to purchase shares of ML Common Stock in October 1997 to the extent required by the ML Recognition and Retention Plan and the ML 1994 Stock Option Plan, as set forth in Section 2.02 hereof, (C) ML may issue shares of ML Common Stock pursuant to the Sovereign Option,
         (D) ML may pay one regular quarterly cash dividend in the calendar quarter ended December 31, 1997, not to exceed $.10 per share of ML Common Stock outstanding; and thereafter, ML may pay a quarterly cash dividend not to exceed $.033 per share of ML Common Stock outstanding, provided that if the shareholders of each of Sovereign and ML have not approved the Merger prior to the end of any such calendar quarter occurring after December 31, 1997, ML may declare and pay an additional dividend equal to $.067 per share of ML Common Stock outstanding for such quarter and (E) ML Capital Trust I may make distributions on its 9.875% Capital Securities in accordance with their terms. As promptly as practicable following the date of this Agreement, the Board of Directors of ML shall cause its regular quarterly dividend record dates and payment dates to be the same as Sovereign's regular quarterly dividend record dates and payment dates for Sovereign Common Stock, and ML shall not change its regular dividend payment dates and record dates without prior written consent of Sovereign. Nothing contained in this Section 4.01(ii) or in any other Section of this Agreement shall be construed to permit ML shareholders to receive two dividends either from ML or from ML and Sovereign in any quarter or to deny or prohibit them from receiving one dividend from ML or Sovereign in any quarter. Nothing contained herein shall be deemed to affect the ability of an ML Subsidiary to pay dividends on its capital stock to ML subject to applicable regulatory restrictions.

                                  (iii)  grant any severance or termination pay
         (other than pursuant to written policies or written agreements of ML or ML Subsidiaries in effect on the date hereof and provided to Sovereign prior to the date hereof) to, or enter into any new or amend any existing employment agreement with, or increase the compensation of, any employee, officer or director of ML or any ML Subsidiary, except for routine periodic increases, individually and in the aggregate, in accordance with past practice;

                                  (iv)  merge or consolidate ML or any ML
         Subsidiary with any other corporation; sell or lease all or any substantial portion of the assets or business of ML or any ML Subsidiary; make any acquisition of all or any substantial portion of the business or assets of any other person, firm, association, corporation or business organization other than in connection with the collection of any loan or credit arrangement between any ML Subsidiary and any other person; enter into a purchase and assumption transaction with respect to deposits and liabilities; permit the revocation or surrender by any ML Subsidiary of its certificate of authority to maintain, or file an application for the relocation of, any existing branch office, or file an application for a certificate of authority to establish a new branch office;

                                  (v)  sell or otherwise dispose of the capital
         stock of Main Line Bank or sell or otherwise dispose of any asset of ML or of any ML Subsidiary other than in the ordinary course of business consistent with past practice; subject any asset of ML or of any ML Subsidiary to a lien, pledge, security interest or other encumbrance (other than in connection with deposits, repurchase agreements, bankers acceptances, "treasury tax and loan" accounts established in the ordinary course of business and transactions in "federal funds" and the satisfaction of legal requirements in the exercise of trust powers) other than in the ordinary course of business consistent with past practice; incur any indebtedness for borrowed money (or guarantee any indebtedness for borrowed money), except in the ordinary course of business consistent with past practice;

                                  (vi)  take any action which would result in
         any of the representations and warranties of ML set forth in this Agreement becoming untrue as of any date after the date hereof or in any of the conditions set forth in Article V hereof not being satisfied, except in each case as may be required by applicable law;

                                  (vii)  change any method, practice or
         principle of accounting, except as may be required from time to time by GAAP (without regard to any optional early adoption date) or any Regulatory Authority responsible for regulating ML or Main Line Bank;

                                  (viii)  waive, release, grant or transfer any
         rights of value or modify or change in any material respect any existing material agreement to which ML or any ML Subsidiary is a party, other than in the ordinary course of business consistent with past practice;

                                  (ix)  implement any pension, retirement,
         profit sharing, bonus, welfare benefit or similar plan or arrangement that was not in effect on the date of this Agreement, or, except as required by law, materially amend any existing plan or arrangement except to the extent such amendments do not result in an increase in cost; provided, however, that ML may contribute to the ML pension plan an amount not to exceed the minimum amount required under ERISA or the IRC only if (A) such amount is usual and ordinary, consistent with past practice and (B) ML obtains an opinion of legal counsel that the full amount of such contribution will be deductible by ML for federal tax purposes;

                                  (x)  purchase any security for its investment
         portfolio not rated "A" or higher by either Standard & Poor's Corporation or Moody's Investor Services, Inc.;

                                  (xi)  amend or otherwise modify the
         underwriting and other lending guidelines and policies of Main Line Bank in effect as of the date hereof or otherwise fail to conduct its lending activities in the ordinary course of business consistent with past practice;

                                  (xii)  enter into, renew, extend or modify
         any other transaction with any Affiliate, other than deposit and loan transactions in the ordinary course of business and which are in compliance with the requirements of applicable laws and regulations;

                                  (xiii)  enter into any interest rate swap,
         floor or cap or similar commitment, agreement or arrangement;

                                  (xiv)  except for the execution of this
         Agreement, take any action that would give rise to a right of payment to any individual under any employment agreement;

                                  (xv)  take any action that would preclude the
         Merger from qualifying (A) for pooling-of-interests accounting treatment under GAAP or (B) as a reorganization within the meaning of
         Section 368 of the IRC, provided, however, that nothing contained herein shall limit the ability of ML to comply with its obligations under the Stock Option Agreement; or

                                  (xvi)  agree to do any of the foregoing.

                 For purposes of this Section 4.01, it shall not be considered in the ordinary course of business for ML or any ML Subsidiary to do any of the following: (i) make any capital expenditure of $100,000 or more not disclosed on ML Disclosure Schedule 4.01, without the prior written consent of Sovereign;
(ii) make any sale, assignment, transfer, pledge, hypothecation or other disposition of any assets having a book or market value, whichever is greater, in the aggregate in excess of $5,000,000, other than pledges of assets to secure government deposits, to exercise trust powers, sales of assets received in satisfaction of debts previously contracted in the normal course of business, issuance and sales of loans, or transactions in the investment securities portfolio by ML or a ML Subsidiary or repurchase agreements, in each case, in the ordinary course of business; or (iii) undertake or enter any lease, contract or other commitment for its account, other than in the normal course of providing credit to customers as part of its banking business, involving a payment by ML or any ML Subsidiary of more than $100,000 annually, or containing a material financial commitment and extending beyond 12 months from the date hereof.

                 Section 4.02  Access; Confidentiality.

                          (a)     From the date of this Agreement through the
Closing Date, ML or Sovereign, as the case may be, shall afford to, and shall cause each ML Subsidiary or Sovereign Subsidiary to afford to, the other party and its authorized agents and representatives, complete access to their respective properties, assets, books and records and personnel, at reasonable hours and after reasonable notice; and the officers of ML and Sovereign will furnish any person making such investigation on behalf of the other party with such financial and operating data and other information with respect to the businesses, properties, assets, books and records and personnel as the person making such investigation shall from time to time reasonably request.

                          (b)     ML and Sovereign each agree to conduct such
investigation and discussions hereunder in a manner so as not to interfere unreasonably with normal operations and customer and employee relationships of the other party.

                          (c)     In addition to the access permitted by
subparagraph (a) above, from the date of this Agreement through the Closing Date, ML shall permit employees of Sovereign reasonable access to and participation in matters relating to problem loans, loan restructurings and loan work-outs of ML and the ML Subsidiaries, provided that nothing contained in this subparagraph shall be construed to grant Sovereign or any Sovereign employee any decision-making authority with respect to such matters. Sovereign shall have the right, however, at Sovereign's expense, to cause ML or any ML Subsidiary to obtain an appraisal by an independent third party experienced in such matters, and mutually satisfactory to Sovereign and ML, of the assets or property securing any loan made by ML or any ML Subsidiary, with a principal balance of $1.0 million or more.

                          (d)     All information furnished to Sovereign by ML
or by ML to Sovereign previously in connection with the transactions contemplated by this Agreement or pursuant hereto shall be held in confidence to the extent required by, and in accordance with, the confidentiality agreements, dated August 20, 1997, between ML and Sovereign (the "Confidentiality Agreements").

                 Section 4.03  Regulatory Matters and Consents.

                          (a)     ML and Sovereign shall promptly prepare a
Prospectus/Proxy Statement to be mailed to their respective shareholders in connection with the meetings of their respective shareholders and transactions contemplated hereby, and to be filed by Sovereign with the SEC in the Registration Statement, which Prospectus/Proxy Statement shall conform to all applicable legal requirements. Sovereign shall, as promptly as practicable following the preparation thereof, file the Registration Statement with the SEC and ML and Sovereign shall use all reasonable efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing. Sovereign will advise ML, promptly after Sovereign receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of the shares of capital stock issuable pursuant to the Registration Statement, or the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information. Sovereign shall use its reasonable best efforts to obtain, prior to the effective date of the Registration Statement, all necessary state securities laws or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement. Sovereign will provide ML with as many copies of such Registration Statement and all amendments thereto promptly upon the filing thereof as ML may reasonably request.

                          (b)     Sovereign and ML will prepare all
Applications to Regulatory Authorities and make all filings for, and use their reasonable best efforts to obtain as promptly as practicable after the date hereof, all necessary permits, consents, approvals, waivers and authorizations of all Regulatory Authorities necessary or advisable to consummate the transactions contemplated by this Agreement.

                          (c)     ML will furnish Sovereign with all
information concerning ML and ML Subsidiaries as may be reasonably necessary or advisable in connection with the Registration Statement and any Application or filing made by or on behalf of Sovereign to any Regulatory Authority in connection with the transactions contemplated by this Agreement and the Bank Plan of Merger.

                          (d)     Sovereign and ML shall have the right to
review in advance, and to the extent practicable each will consult with the other on, all information which appears in any filing made with or written materials submitted to the SEC, any Regulatory Authority or any third party in connection with the transactions contemplated by this Agreement and the Bank Plan of Merger. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of the SEC, Regulatory Authorities and third parties necessary or advisable to consummate the transactions contemplated by this Agreement and the Bank Plan of Merger and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby and thereby.

                          (e)     Sovereign will promptly furnish ML with
copies of all Applications and other written communications to, or received by Sovereign or any Sovereign Subsidiary from, any Regulatory Authority in respect of the transactions contemplated hereby and the Bank Plan of Merger.

                 Section 4.04 Taking of Necessary Action. Sovereign and ML shall each use its reasonable best efforts in good faith, and each of them shall cause its Subsidiaries to use their reasonable best efforts in good faith, to take or cause to be taken all action necessary or desirable on its part so as to permit completion of the Merger and the Bank Merger as soon as practicable after the date hereof, including, without limitation, (A) obtaining the consent or approval of each individual, partnership, corporation, association or other business or professional entity whose consent or approval is required or desirable for consummation of the transactions contemplated hereby (including assignment of leases without any change in terms), provided that neither ML nor any ML Subsidiary shall agree to make any payments or modifications to agreements in connection therewith without the prior written consent of Sovereign, and (B) requesting the delivery of appropriate opinions, consents and letters from its counsel and independent auditors. No party hereto shall take, or cause, or to the best of its ability permit to be taken, any action that would substantially impair the prospects of completing the Merger and the Bank Merger pursuant to this Agreement and the Bank Plan of Merger; provided that nothing herein contained shall preclude Sovereign or ML or from exercising its rights under this Agreement or the Stock Option Agreement.

                 Section 4.05  Indemnification; Insurance.

                          (a)     In the event of any threatened or actual
claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, in which any person who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Date, a director or officer or employee of ML or any of its Subsidiaries (the "Indemnified Parties") is, or is threatened to be, made a party to a suit based in whole or in part on, or arising in whole or in part out of, or pertaining to
(i) the
fact that he is or was a director, officer or employee of ML, any of the ML Subsidiaries or any of their respective predecessors or (ii) this Agreement or any of the transactions contemplated hereby, whether in any case asserted or arising before or after the Effective Date, the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto to the extent permitted by the BCL and the Articles of Incorporation and Bylaws of ML. On or after the Effective Date, Sovereign shall indemnify, defend and hold harmless all prior and then-existing directors and officers of ML or of any ML Subsidiary, against (i) all losses, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement (with the prior approval of Sovereign) of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer or employee of ML or any ML Subsidiary, whether pertaining to any matter existing or occurring at or prior to the Effective Date and whether asserted or claimed prior to, or at or after, the Effective Date ("Indemnified Liabilities") and
(ii) all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby, to the same extent as such officer, director or employee may be indemnified by ML or any ML Subsidiary as of the date hereof including the right to advancement of expenses, provided, however, that any such officer, director or employee of ML or any ML Subsidiary may not be indemnified by Sovereign and/or Sovereign Bank if such indemnification is prohibited by applicable law.

                          (b)     Sovereign shall maintain ML's existing
directors' and officers' liability insurance policy (or a policy providing comparable coverage amounts on terms generally no less favorable, including Sovereign's existing policy if it meets the foregoing standard) covering persons who are currently covered by such insurance for a period of five years after the Effective Date; provided, however, that in no event shall Sovereign be obligated to expend, in order to maintain or provide insurance coverage pursuant to this Section 4.05(b), any amount per annum in excess of 150% of the amount of the annual premiums paid as of the date hereof by ML for such insurance (the "Maximum Amount"). If the amount of the annual premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, Sovereign shall use all reasonable efforts to maintain the most advantageous policies of directors' and officers' insurance obtainable for an annual premium equal to the Maximum Amount. In the event that Sovereign acts as its own insurer for all of its directors and officers with respect to matters typically covered by a directors' and officers' liability insurance policy, Sovereign's obligations under this Section 4.05(b) may be satisfied by such self insurance, so long as its senior debt ratings by Standard & Poor's Corporation and Moody's Investors Services, Inc. are not lower than such ratings as of the date hereof.

                          (c)     In the event that Sovereign or any of its
respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case the successors and assigns of such entity shall assume the obligations set forth in this
Section 4.05.

                 Section 4.06 No Other Bids and Related Matters. So long as this Agreement remains in effect, ML shall not and ML shall not authorize or permit any of its directors, officers, employees or agents, to directly or indirectly (i) respond to, solicit, initiate or encourage any inquiries relating to, or the making of any proposal which relates to, an Acquisition Transaction (as defined below), (ii) recommend or endorse an Acquisition Transaction, (iii) participate in any discussions or negotiations regarding an Acquisition Transaction, (iv) provide any third party (other than Sovereign or an affiliate of Sovereign) with any nonpublic information in connection with any inquiry or proposal relating to an Acquisition Transaction or (v) enter into an agreement with any other party with respect to an Acquisition Transaction. Notwithstanding the foregoing, (i) for a period of 30 days after the date of this Agreement, the Board of Directors of ML may respond to unsolicited inquiries relating to an Acquisition Transaction or (ii) the Board of Directors may recommend or endorse an Acquisition Transaction if, after having consulted with and considered the written advice of its financial advisers and outside counsel, it has determined in good faith that the failure to do so would result in a reasonable likelihood that the directors, under the BCL, have breached their fiduciary duty. ML will immediately cease and cause to be terminated any existing activities, discussions or negotiations previously conducted with any parties other than Sovereign with respect to any of the foregoing, and will take all actions necessary or advisable to inform the appropriate individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section 4.06. ML will notify Sovereign orally (within one day) and in writing (as promptly as practicable) if any inquiries or proposals relating to an Acquisition Transaction are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, ML. As used in this Agreement, "Acquisition Transaction" shall mean one of the following transactions with a party other than Sovereign of an affiliate of Sovereign (i) a merger or consolidation, or any similar transaction, involving ML or an ML Subsidiary, (ii) a purchase, lease or other acquisition of all or a substantial portion of the assets or liabilities of ML or an ML Subsidiary or (iii) a purchase or other acquisition (including by way of share exchange, tender offer, exchange offer or otherwise) of a substantial interest in any class or series of equity securities of ML (other than as permitted by Section 4.01(a)(ii) hereof) or an ML Subsidiary.

                 Section 4.07 Duty to Advise; Duty to Update Disclosure Schedule. Each party shall promptly advise the other party of any change or event having a Material Adverse Effect on it or which it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants set forth herein. Each party shall update its respective Disclosure Schedule as promptly as practicable after the occurrence of an event or fact which, if such event or fact had occurred prior to the date of this Agreement, would have been disclosed in such Disclosure Schedule. The delivery of such updated Schedule shall not relieve a party from any breach or violation of this Agreement and shall not have any effect for the purposes of determining the satisfaction of the condition set forth in Section 5.01(c) or 5.02(c) hereof, as applicable.

                 Section 4.08  Conduct of Sovereign's Business.

                          (a)     From the date of this Agreement to the
Closing Date, Sovereign will use its best efforts to (x) preserve its business organizations intact, (y) maintain good relationships with employees, and (z) preserve for itself the goodwill of customers of Sovereign and Sovereign Subsidiaries and others with whom business relationships exist.

                          (b)     Except with the prior written consent of ML
or as expressly contemplated hereby, between the date hereof and the Effective Date, Sovereign shall not, and shall cause each Sovereign Subsidiary not to:

                                  (i)  declare, set aside, make or pay any
         extraordinary cash dividend or other distribution of cash or property in respect of the Sovereign Common Stock, except for stock dividends and regular quarterly cash dividends, provided, however, that nothing contained herein shall be deemed to affect the ability of a Sovereign Subsidiary to pay dividends on its capital stock to Sovereign;

                                  (ii)  amend its Articles of Incorporation or
         equivalent document or Bylaws in a manner which would adversely affect in any manner the terms of the Sovereign Common Stock or the ability of Sovereign or Sovereign Bank to consummate the transactions contemplated hereby;

                                  (iii)  take any action that would preclude
         the Merger from qualifying (A) for pooling-of-interests accounting treatment under GAAP or (B) as a reorganization within the meaning of
         Section 368 of the IRC; provided, however, that nothing contained herein shall limit the ability of Sovereign to exercise its rights under the Stock Option Agreement;

                                  (iv)  take any action which would result in
         any of the representations and warranties of Sovereign contained in this Agreement becoming untrue as of any date after the date hereof or in any of the conditions set forth in Article V hereof not being satisfied, except in each case as may be required by applicable law; or

                                  (v)  agree to do any of the foregoing.

                 Section 4.09  Current Information.

                          (a)     During the period from the date of this
Agreement to the Effective Date, each party shall, upon the request of the other party, cause one or more of its designated representatives to confer on a monthly or more frequent basis with representatives of the other party regarding its financial condition, operations and business and matters relating to the completion of the transactions contemplated hereby. As soon as reasonably available, but in no event more than 45 days after the end of each calendar quarter ending after the date of this Agreement (other than the last quarter of each fiscal year ending December 31 in the case of Sovereign and March 31 in the case of ML), ML and Sovereign will deliver to the other party its quarterly report on Form 10-Q under the Exchange Act, and, as soon as reasonably available, but in no event more than 90 days after the end of each fiscal year ended December 31 in the case of Sovereign and March 31 in the case of ML, ML and Sovereign will deliver to the other party its Annual Report on Form 10-K. Within 25 days after the end of each month, ML and Sovereign will deliver to the other party a consolidated balance sheet and a consolidated statement of operations, without related notes, for such month.

                          (b)     Each party shall provide to the other party a
copy of the minutes of any meeting of the Board of Directors of such party or any Subsidiary thereof, or any committee thereof, or any senior management committee, promptly after such minutes are approved at a subsequent meeting of the board or committee, but in any event within 40 days of the meeting of such board or committee to which such minutes relate, except that with respect to any meeting held within 30 days of the Closing Date, such minutes shall be provided prior to the Closing Date.

                 Section 4.10  Undertakings by Sovereign and ML.

                          (a)     From and after the date of this Agreement, ML
shall:

                                  (i)  Phase I Environmental Audit.  Permit
         Sovereign, if Sovereign elects to do so, at its own expense, to cause a "phase I environmental audit" to be performed at any physical location owned or occupied by ML or any ML Subsidiary on the date hereof;

                                  (ii)  Approval of Bank Plan of Merger.
         Approve the Bank Plan of Merger as sole shareholder of Main Line Bank and obtain the approval of, and cause the execution and delivery of, the Bank Plan of Merger by Main Line Bank;

                                  (iii)  Timely Review.  If requested by
         Sovereign at Sovereign's sole expense, cause its independent certified public accountants to perform a review of its unaudited consolidated financial statements as of the end of any calendar quarter, in accordance with Statement of Auditing Standards No. 36, and to issue its report on such financial statements as soon as is practicable thereafter;

                                  (iv)  Outside Service Bureau Contracts.  If
         requested to do so by Sovereign, use its reasonable best efforts to obtain an extension of any contract with an outside service bureau or other vendor of services to ML or any ML Subsidiary, on terms and conditions mutually acceptable to ML and Sovereign;

                                  (v)  List of Nonperforming Assets.  Provide
         Sovereign, within fifteen (15) days after the quarterly meeting of its Asset Review Committee, a written list of nonperforming assets as of the end of such month; and

                                  (vi)  Reserves and Merger-Related Costs.  On
         or before the Effective Date, establish such additional accruals and reserves as may be necessary to conform the accounting reserve practices and methods (including credit loss practices and methods) of ML to those of Sovereign (as such practices and methods are to be applied to ML from and after the Closing Date) and Sovereign's plans with respect to the conduct of the business of ML following the Merger and otherwise to reflect Merger-related expenses and costs incurred by ML, provided, however, that ML shall not be required to take such action (A) more than five (5) days prior to the Effective Date; and
         (B) unless Sovereign agrees in writing that all conditions to closing set forth in Section 5.02 have been satisfied or waived (except for the expiration of any applicable waiting periods); prior to the delivery by Sovereign of the writing referred to in the preceding clause, ML shall provide Sovereign a written statement, certified without personal liability by the chief executive officer of ML and dated the date of such writing, that the representation made in
         Section 2.15 hereof is true as of such date or, alternatively, setting forth in detail the circumstances that prevent such representation from being true as of such date. No accrual or reserve made by ML or any ML Subsidiary pursuant to this subsection, or any litigation or regulatory proceeding arising out of any such accrual or reserve, shall constitute or be deemed to be a breach or violation of any representation, warranty, covenant, condition or other provision of this

         Agreement or to constitute a termination event within the meaning of
         Section 6.01(d) hereof.

                          (b)     From and after the date of this Agreement,
Sovereign and ML shall each:

                                  (i)  Shareholders Meetings.  Each of ML and
         Sovereign shall take all action necessary to properly call and convene a special meeting of its shareholders as soon as practicable after the date hereof to consider and vote upon this Agreement and the transactions contemplated hereby. The Board of Directors of ML and the Board of Directors of Sovereign will recommend that the shareholders of ML and Sovereign, respectively, approve this Agreement and the transactions contemplated hereby, provided that the Board of Directors of ML or the Board of Directors of Sovereign may fail to make such recommendation, or withdraw, modify or change any such recommendation, if such Board of Directors, after having consulted with and considered the written advice of its financial advisers and outside counsel, has determined that the making of such recommendation, or the failure to withdraw, modify or change such recommendation, would result in a reasonable likelihood that the directors, under the BCL, have breached their fiduciary duty. If required by the other party, a party shall retain a proxy solicitor in connection with the solicitation of the approval of its shareholders of this Agreement and the transactions contemplated hereby.

                                  (ii)  Public Announcements.  Cooperate and
         cause its respective officers, directors, employees and agents to cooperate in good faith, consistent with their respective legal obligations, in the preparation and distribution of, and agree upon the form and substance of, any press release related to this Agreement and the transactions contemplated hereby, and any other public disclosures related thereto, including without limitation, communications to ML shareholders and ML's internal announcements and customer disclosures, but nothing contained herein shall prohibit either party from making any disclosure which its counsel deems necessary under applicable law;

                                  (iii)  Maintenance of Insurance.  Maintain,
         and cause their respective Subsidiaries to maintain, insurance in such amounts as are reasonable to cover such risks as are customary in relation to the character and location of its properties and the nature of its business;

                                  (iv)  Maintenance of Books and Records.
         Maintain, and cause their respective Subsidiaries to maintain, books of account and records in accordance with GAAP applied on a basis consistent with those principles used in preparing the financial statements heretofore delivered;

                                  (v)  Delivery of Securities Documents.
         Deliver to the other, copies of all Securities Documents simultaneously with the filing thereof; and

                                  (vi)  Taxes.  File all federal, state, and
         local tax returns required to be filed by them or their respective Subsidiaries on or before the date such returns are due (including any extensions) and pay all taxes shown to be due on such returns on or before the date such payment is due.

                 Section 4.11  Employee Benefits and Termination Benefits.

                          (a)     Employee Benefits.  On and after the
Effective Date, the employee pension and welfare benefit plans of Sovereign and ML (as well as any other plan of ML providing for benefits not subject to ERISA) may, at Sovereign's election and subject to the requirements of the IRC, continue to be maintained separately or consolidated, except as set forth below. In connection with implementation of the foregoing, the following provisions and guidelines shall apply:

                                  (i)  Sovereign Employee Stock Ownership Plan
         ("ESOP"). Employees of ML and ML Subsidiaries who become employees of Sovereign or a Sovereign Subsidiary shall become entitled to participate in the Sovereign ESOP in accordance with its terms by treating them as newly employed individuals without any prior service credit under such plan.

                                  (ii)  ML ESOP.

                                        (A)     Each participant in the ML
                 Employee Stock Ownership Plan ("ML ESOP") not fully vested will, in accordance with the terms of the ML ESOP, become fully vested in his or her ML ESOP account as of the Effective Date. As soon as practicable after the execution of this Agreement, ML, Main Line Bank and Sovereign will cooperate to cause the ML ESOP to be amended and other action taken, in a manner reasonably acceptable to ML and Sovereign, to provide that the ML ESOP will terminate upon the Effective Date. Between the date hereof and the Effective Date, the existing ML ESOP indebtedness shall be paid in the ordinary course of business and ML or Main Line Bank shall make such contributions to the ML ESOP as necessary to fund such payments. Any indebtedness of the ML ESOP remaining as of the Effective Date shall be repaid from the Trust associated with the ML ESOP through application or sale of the Sovereign Common Stock received by the ML ESOP; provided, however, that
                 (i) any related sale or distribution of shares by the ML ESOP shall be effected in accordance with the requirements of federal and any applicable state securities laws and regulations, including any rules of the NASD, (ii) any related sale or distribution of shares by the ML ESOP and any participant shall be effected in such a manner (and with such safeguards as may be necessary or appropriate) so as not to jeopardize the intended "pooling of interests" accounting treatment of the Merger, and (iii) all distributions from the ML ESOP after the Effective Date shall be in shares of Sovereign Common Stock. Upon the repayment of the ML ESOP loan, the remaining funds in the ML ESOP suspense account will be allocated (to the extent permitted by Sections 401(a), 415 or 4975 of the IRC and the applicable laws and regulations including, without limitation, the applicable provisions of ERISA) to ML ESOP participants (as determined under the terms of the ML ESOP). ML and Sovereign agree that, subject to the conditions described herein, as soon as practicable after the Effective Date and repayment of the ML ESOP loan, participants in the ML ESOP shall be entitled at their election to have the amounts in their ML ESOP accounts either distributed to them in a lump sum or rolled over to another tax-qualified plan (including Sovereign plans to the extent permitted by Sovereign) or individual retirement account.

                                        (B)     The actions relating to
                 termination of the ML ESOP will be adopted conditioned upon the consummation of the Merger and upon receiving a favorable determination letter from the Internal Revenue Service ("IRS") with regard to the continued qualification of the ML ESOP after any required amendments. ML and Sovereign will cooperate in submitting appropriate requests for any such determination letter to the IRS and will use their best efforts to seek the issuance of such letter as soon as practicable following the date hereof. ML and Sovereign will adopt such additional amendments to the ML ESOP as may be reasonably required by the IRS as a condition to granting such determination letter, provided that such amendments do not (i) substantially change the terms outlined herein, (ii) have a Material Adverse Effect on ML or (iii) result in an additional material liability to Sovereign.

                                        (C)     As of and following the
                 Effective Date, Sovereign shall cause the ML ESOP to be maintained for the exclusive benefit of employees and other persons who were participants or beneficiaries therein prior to the Effective Date and proceed with termination of the ML ESOP through distribution of its assets in accordance with its terms subject to the amendments described herein and as otherwise may be required to comply with applicable law or to obtain a favorable determination from the IRS as to the continuing qualified status of the

                 ML ESOP, provided, however, that no such termination distributions of the ML ESOP shall occur after the Effective Date until a favorable termination letter has been received from the IRS.

                                  (iii)  Sovereign Defined Benefit Pension Plan
         ("DB Plan"). Employees of ML and ML Subsidiaries who become employees of Sovereign or a Sovereign Subsidiary shall become entitled to participate in Sovereign's DB Plan in accordance with its terms. In this regard, each such employee shall (A) receive, for purposes of participation and vesting only, credit for all service with ML or an ML Subsidiary credited to each such employee under ML's DB Plan as of the date of its termination or cessation of accrual of benefits, and
         (B) enter the Sovereign DB Plan on the entry date concurrent with or next following the employee's satisfaction of such plan's minimum participation requirements.

                                  (iv)  ML DB Plan.  ML may proceed with the
         presently contemplated termination and/or cessation of the accrual of benefits under its DB Plan and allocation of excess benefits and Sovereign shall take no action inconsistent therewith if the DB Plan is not terminated and allocation of excess benefits thereunder are not completed prior to the Effective Date, it being the intention of the parties that such actions be taken after the Effective Date under such circumstances. No termination or cessation distribution shall be made until ML or Sovereign has received a favorable determination letter from the IRS.

                                  (v)  Sovereign 401(k) Retirement Savings Plan
         ("401(k) Plan"). Employees of ML and ML Subsidiaries who become employees of Sovereign or a Sovereign Subsidiary shall become entitled to participate in the Sovereign 401(k) Plan in accordance with its terms. In this regard, each such employee shall (A) receive, for purposes of participation and vesting only, credit for all service with ML or an ML Subsidiary credited to each such employee under ML's 401(k) Plan as of the date of the date of the Merger, and (B) enter the Sovereign 401(k) Plan on the entry date concurrent with or next following the employee's satisfaction of such plan's minimum participation requirements.

                                  (vi)  ML Savings Plan ("401(k) Plan").
         Following the Merger, Sovereign will initially continue to maintain ML's 401(k) Plan until its participants generally become eligible to participate in the Sovereign 401(k) Plan. Thereafter, Sovereign shall have the right, but not the obligation, to combine the two plans on such terms as it deems appropriate and in accordance with applicable law.

                                  (vii)  Sovereign and ML Nonqualified Deferred
         Compensation Plans ("Excess Benefit Plans"). Following the Merger, Sovereign will, as soon as administratively feasible, consolidate the Excess Benefit Plans maintained by Sovereign and ML to supplement certain pension benefits lost by some employees by reason of limitations contained in the IRC. Such consolidation shall be effected in such a manner that no person receive redundant benefits or lose existing benefits. The intent of the preceding sentence is that affected employees of ML and ML Subsidiaries generally shall be entitled only to the sum of (A) the benefits accrued under the ML Excess Benefit Plan(s) as of the plan consolidation, and (B) the benefits accrued thereafter under the combined Excess Benefit Plan.

                                  (viii)  ML Recognition and Retention Plan
         ("RRP"). The RRP shall continue in effect following the Effective Date as a Sovereign plan. No action shall be taken that would adversely affect the rights of plan participants who hold outstanding grants or awards of shares of ML Common Stock, whether before or after the Effective Date. Except as expressly permitted by this Agreement, no further grants or awards shall be made under the RRP following the date of this Agreement. Any shares of ML Common Stock outstanding under such Plan's related trust, but not subject to a grant or award, shall be converted into Sovereign Common Stock as of the Effective Date.

                                  (ix)  Welfare Benefit Plans.  Following the
         Merger, the welfare benefit plans of Sovereign and ML (and their respective subsidiaries) shall initially remain unchanged. Sovereign shall undertake a study, in consultation with appropriate professional advisors, with a view toward the possible combination of some or all of such plans or the benefits provided thereunder. Following such study, Sovereign shall take such action with respect to such plans (which may include the implementation of new benefits, reduction or elimination of some benefits, and the alteration of the respective cost allocation between employer and employee) as it deems appropriate under the circumstances.

                                  (x)  ML Bonus Plans and Arrangements.  ML may
         continue to administer such bonus programs and arrangements as are disclosed pursuant to this Agreement through the Effective Date, with such equitable modifications as may be appropriate to take into account the circumstances of the Merger and the timing thereof. In the event the Merger shall occur after such current fiscal year, bonuses shall be provided on a pro rata basis with respect to the interim period; provided, however, that bonuses for such interim period, in the aggregate, shall not exceed $200,000.

                                  (xi)  Employer Loan Program.  Prior to
         consummation of the Merger, Main Line Bank may continue to originate loans pursuant to its employee loan program in effect as of the date hereof, as disclosed pursuant to this Agreement, and upon consummation of the Bank Merger, Sovereign agrees to cause Sovereign Bank to honor all of the loans originated by Main Line Bank pursuant to such employee loan program or its predecessors.

                                  (xii)  Other ML Plans.  From the date of this
         Agreement through the Effective Date of the Merger, without the prior written consent of Sovereign and except as otherwise expressly permitted by this Agreement, no further benefits, grants or awards shall be made available under any other ML plans to employees or directors, including, without limitation, the granting of stock options, stock appreciation rights, restricted stock, and performance shares.

                          (b)     Severance Policy.  Sovereign agrees to cause
Sovereign Bank to provide the severance pay and benefits specified in the Main Line Bank severance policy to any employee of Main Line Bank whose employment is terminated in connection with the Merger within three (3) months of the Effective Date, either because such employee's position is eliminated or such employee is not offered comparable employment (i.e., not offered employment for a position of generally similar job description or responsibilities in a location within 65 miles from ML's headquarters), excluding any employee who has an existing employment or special termination agreement or whose employment is terminated for Cause (as defined below). For purposes of this Section 4.11(b), "Cause" shall mean termination because of the employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties or willful violation of any law, rule or regulation (other than traffic violations or similar offenses). The benefits provided to terminated ML and Main Line Bank employees under this subsection are the only severance benefits payable by ML or Main Line Bank under any plan or policy (excluding severance benefits provided under existing employment or special termination agreements or as otherwise required by law) and shall be in lieu of any termination benefits to which such employees would otherwise be entitled under Sovereign's or Sovereign Bank's severance policies or programs then in effect. ML shall amend its severance policy, to the extent reasonably necessary, so that the effect of its administration shall not be in conflict with the provisions of this Agreement, including, without limitation, provisions relating to bonuses and out-placement services.

                          (c)     Intention Regarding Future Employment.
Within ninety (90) days of the date hereof, Sovereign and Sovereign Bank shall use their reasonable best efforts to inform the employees of ML and Main Line Bank of the likelihood of such employees having continued employment with Sovereign Bank following the Effective Date and, where appropriate, shall use their reasonable best efforts to interview the ML and Main Line Bank employees to determine if there are mutually beneficial employment opportunities available at Sovereign Bank. It is the intent of Sovereign Bank in connection with reviewing applicants for employment positions to give any Main Line Bank employee who is terminated in connection with the Merger within three (3) months of the Effective Date the same consideration as is afforded Sovereign Bank employees for such positions in accordance with existing formal or informal polices for a period of three (3) months from such date of termination.

                          (d)  Employment and Other Contracts.  Sovereign
agrees to honor all employment contracts, consulting contracts and other special termination agreements that ML and the ML Subsidiaries have with their current or former employees and which have been disclosed to Sovereign pursuant to this Agreement.

                          (e)  Retention Bonuses.  Each employee of ML or one
of the ML Subsidiaries identified in the ML Disclosure Schedule shall be entitled to receive a "retention" bonus from ML or Main Line Bank equal to no more than six (6) months of such employee's annual base salary as of the date of this Agreement in the event that such employee remains an employee of ML or one of the ML Subsidiaries, as applicable, until the Effective Date (or in certain cases, the date the systems conversion occurs after the Effective Date) and satisfactorily fulfills the duties and responsibilities of the position of such employee of ML or one of the ML Subsidiaries, as the case may be, through the Effective Date; provided that retention bonuses, in the aggregate, shall not exceed $350,000.

                          (f)  Out-Placement.  Sovereign shall pay the cost of
out-placement services for employees who are terminated without Cause (as defined in Section 4.11(b)) in connection with the Merger within three (3) months after the Effective Date. Sovereign shall not be obligated to pay any out-placement fees in connection with the foregoing or more than $50,000 in the aggregate for such services.

                 Section 4.12 Stock Exchange Listing. Sovereign shall use all reasonable efforts to cause the shares of Sovereign Common Stock to be issued in connection with the Merger to be approved for quotation on the Nasdaq Stock Market's National Market, subject to official notice of issuance, as of or prior to the Effective Date.

                 Section 4.13     Affiliate Letters.

                          (a)  Each party has provided to the other party a
schedule of each person that, to the best of its knowledge, is deemed to be an "Affiliate" of it, as that term is used in Rule 145 under the Securities Act or Accounting Series Releases 130 and 135 of the Commission.

                          (b)  Each of ML and Sovereign shall use its
reasonable best efforts to cause each person who may be deemed to be an Affiliate of ML and Sovereign respectively, to execute and deliver to Sovereign as soon as practicable after the date of this Agreement, and in any event prior to the date of the meetings of shareholders of ML and Sovereign to be called pursuant to Section 4.10(b)(i) hereof, a written agreement in the form of
Exhibit 1-A and 1-B in the case of Affiliates of ML and Sovereign, respectively.

                 Section 4.14     Directors and Officers.

                          (a)  Effective as of the effective date of the Bank
Merger, Sovereign shall cause Sovereign Bank to elect or appoint Dennis S. Marlo as President of the Pennsylvania Division of Sovereign Bank, which shall consist of all Pennsylvania and Delaware branches of Sovereign Bank existing at the Effective Date.

                          (b)  Sovereign and Sovereign Bank shall use their
reasonable best efforts to enter into a new employment agreement with Dennis S. Marlo substantially in the form set forth in the ML Disclosure Schedule, with such other changes thereto as may be mutually agreed upon by Sovereign, Sovereign Bank and Mr. Marlo, effective as of the effective date of the Bank Merger.

                          (c)  On the effective date of the Bank Merger, the
directors of Sovereign Bank, as the surviving institution in the Bank Merger, shall consist of (i) those persons holding such office immediately prior to the effective date of the Bank Merger and (ii) Dennis S. Marlo, who shall be appointed as a director of Sovereign Bank effective as of the effective date of the Bank Merger. Mr. Marlo shall be appointed to hold office until the 1999 annual reorganization meeting of the Board of Directors of Sovereign Bank and until his successor is elected and qualified. Sovereign agrees to cause Mr. Marlo, so long as he remains an active employee of Sovereign or Sovereign Bank, to be renominated as a director of Sovereign Bank for election at the 1999 and 2000 annual reorganization meetings of the Board of Directors of Sovereign Bank and agrees to vote its shares of Sovereign Bank in favor of such election at such meetings.

                          (d)  On the effective date of the Bank Merger, the
officers of Sovereign Bank shall be (i) the officers of Sovereign Bank, as the surviving corporation in the Bank Merger, immediately prior to such effective date, and (ii) Dennis S. Marlo, who shall be appointed as President of the Pennsylvania Division of Sovereign Bank effective as of the effective date of the Bank Merger.

                          (e)     On the Effective Date, Sovereign Bank shall
establish for a period of at least two years the Pennsylvania Division of Sovereign Bank Advisory Board (the "Advisory Board"), which shall consist of all non-employee members of the ML Board of Directors immediately prior to the Effective Date. The members of the Advisory Board shall be paid an annual retainer of $18,750 ($25,000 in the case of John Eppinger).

                 Section 4.15 Sovereign Rights Agreement. Sovereign agrees that any Sovereign Rights issued pursuant to the Sovereign Rights Agreement shall be issued with respect to each share of Sovereign Common Stock issued pursuant to the terms hereof regardless whether there has occurred a "Distribution Date" under the terms of such Sovereign Rights Agreement prior to the Effective Date, as well as to take all action necessary or advisable to enable the holder of each such share of Sovereign Common Stock to obtain the benefit of such Sovereign Stock Purchase Rights notwithstanding their prior distribution, including without limitation, amendment of the Sovereign Rights Agreement.

                 Section 4.16 ML Share Issuance. After ML and Sovereign shareholder approval of the Merger and prior to the Effective Date, ML shall use its reasonable best efforts to offer and sell for fair value to individuals or entities unaffiliated with ML and Sovereign such number of shares of ML Common Stock as shall be sufficient, in the opinion of Sovereign's and ML's independent accountants, require the Merger to be accepted for as a pooling-of-interests under GAAP. ML shall consult with Sovereign with respect to the amount of shares to be sold and the timing and manner of such sale, which may involve placement agents or, with Sovereign's consent, underwriters. If Sovereign receives from its independent certified public accountants written advice that ML cannot sell a sufficient number of shares to satisfy the requirements of this Section, then Sovereign, to ensure that the Merger will not fail to qualify for pooling-of-interests accounting treatment, whether in conjunction with the aforementioned ML share issuance or otherwise, shall use its reasonable best efforts to offer and sell for fair value to individuals or entities unaffiliated with ML and Sovereign all or part of the shares of ML Common Stock held by it if such offer and sale would ensure that the Merger will not fail to qualify for pooling-of-interests accounting treatment.

                                   ARTICLE V
                                   CONDITIONS

                 Section 5.01 Conditions to ML's Obligations under this Agreement. The obligations of ML hereunder shall be subject to satisfaction at or prior to the Closing Date of each of the following conditions, unless waived by ML pursuant to Section 7.03 hereof:

                          (a)     Corporate Proceedings.  All action required
to be taken by, or on the part of, Sovereign and Sovereign Bank to authorize the execution, delivery and performance of this Agreement and the Bank Plan of Merger, respectively, and the consummation of the transactions contemplated by this Agreement and the Bank Plan of Merger, shall have been duly and validly taken by Sovereign and Sovereign Bank; and ML shall have received certified copies of the resolutions evidencing such authorizations;

                          (b)     Covenants.  The obligations and covenants of
Sovereign required by this Agreement to be performed by Sovereign at or prior to the Closing Date shall have been duly performed and complied with in all material respects;

                          (c)     Representations and Warranties.  The
representations and warranties of Sovereign set forth in this Agreement shall be true and correct, as of the date of this Agreement, and as of the Closing Date as though made on and as of the Closing Date, except as to any representation or warranty (i) which specifically relates to an earlier date or
(ii) where the breach of the representation or warranty would not, either individually or in the aggregate, constitute a Material Adverse Effect with respect to Sovereign;

                          (d)     Approvals of Regulatory Authorities.
Sovereign shall have received all required approvals of Regulatory Authorities of the Merger, and delivered copies thereof to ML; and all notice and waiting periods required thereunder shall have expired or been terminated;

                          (e)     No Injunction.  There shall not be in effect
any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated hereby;

                          (f)     Officer's Certificate.  Sovereign shall have
delivered to ML a certificate, dated the Closing Date and signed, without personal liability, by its chairman or president, to the effect that the conditions set forth in subsections (a) through (e) of this Section 5.01 have been satisfied, to the best knowledge of the officer executing the same;

                          (g)     Opinion of Sovereign's Counsel.  ML shall
have received an opinion of Stevens & Lee, counsel to Sovereign, dated the Closing Date, in form and substance reasonably satisfactory to ML and its counsel to the effect set forth on Exhibit 4 attached hereto;

                          (h)     Registration Statement.  The Registration
Statement shall be effective under the Securities Act and no proceedings shall be pending or threatened by the SEC to suspend the effectiveness of the Registration Statement; all required approvals by state securities or "blue sky" authorities with respect to the transactions contemplated by this Agreement, shall have been obtained; and neither the Registration Statement nor any such approval by state securities or "blue sky" authorities shall be subject to a stop order or threatened stop order by the SEC or any such authority.

                          (i)     Tax Opinion.  ML shall have received an
opinion of Elias, Matz, Tiernan & Herrick substantially to the effect set forth in paragraphs (6)-(10) on Exhibit 5 attached hereto;

                          (j)     Pooling Letter.  KPMG Peat Marwick shall have
issued a letter dated as of the Effective Date to ML and Ernst & Young LLP shall have issued a letter dated as of the Effective Date to Sovereign, to the effect that, based on a review of this Agreement and related agreements and the facts and circumstances then known to it, the Merger shall be accounted for as a pooling-of-interests under GAAP, and Sovereign shall have received from the Affiliates of Sovereign and ML the agreements referred to in Section 4.13(b) hereof to the extent necessary to ensure in the reasonable judgment of ML and Sovereign that the Merger shall be accounted for in such manner.

                          (k)     Approval of ML's Shareholders.  This
Agreement shall have been approved by the shareholders of ML by such vote as is required under the BCL, ML's articles of incorporation and bylaws or under Nasdaq requirements applicable to it; and

                          (l)     Other.  Sovereign and Sovereign Bank shall
have furnished ML with such certificates of its respective officers or others and such documents to evidence fulfillment of the conditions set forth in this
Section 5.01 as ML may reasonable request.

                 Section 5.02 Conditions to Sovereign's Obligations under this Agreement. The obligations of Sovereign hereunder shall be subject to satisfaction at or prior to the Closing Date of each of the following conditions, unless waived by Sovereign pursuant to Section 7.03 hereof:

                          (a)     Corporate Proceedings.  All action required
to be taken by, or on the part of, ML and Main Line Bank to authorize the execution, delivery and performance of this Agreement and the

Bank Plan of Merger, respectively, and the consummation of the transactions contemplated by this Agreement and the Bank Plan of Merger, shall have been duly and validly taken by ML and Main Line Bank; and Sovereign shall have received certified copies of the resolutions evidencing such authorizations;

                          (b)     Covenants.  The obligations and covenants of
ML required by this Agreement to be performed by ML at or prior to the Closing Date shall have been duly performed and complied with in all material respects;

                          (c)     Representations and Warranties.  The
representations and warranties of ML set forth in this Agreement shall be true and correct as of the date of this Agreement, and as of the Closing Date as though made on and as of the Closing Date, except as to any representation or warranty (i) which specifically relates to an earlier date or (ii) where the breach of the representation or warranty would not, either individually or in the aggregate, result in a Material Adverse Effect with respect to ML;

                          (d)     Approvals of Regulatory Authorities.
Sovereign shall have received all required approvals of Regulatory Authorities for the Merger, without the imposition of any term or condition that would have a Material Adverse Effect on Sovereign upon completion of the Merger; and all notice and waiting periods required thereunder shall have expired or been terminated;

                          (e)     No Injunction.  There shall not be in effect
any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated hereby;

                          (f)     Officer's Certificate.  ML shall have
delivered to Sovereign a certificate, dated the Closing Date and signed, without personal liability, by its chairman of the board or president, to the effect that the conditions set forth in subsections (a) through (c) and (e) of this Section 5.02 have been satisfied, to the best knowledge of the officer executing the same;

                          (g)     Opinions of ML's Counsel.  Sovereign shall
have received an opinion of Elias, Matz, Tiernan & Herrick L.L.P., special counsel to ML, dated the Closing Date, in form and substance reasonably satisfactory to Sovereign and its counsel to the effect set forth on Exhibit 6 attached hereto;

                          (h)     Registration Statement.  The Registration
Statement shall be effective under the Securities Act and no proceedings shall be pending or threatened by the SEC to suspend the effectiveness of the Registration Statement; all required approvals by state securities or "blue sky" authorities with respect to the transactions contemplated by this Agreement, shall have been obtained; and neither the Registration Statement nor any such approval by state securities or "blue sky" authorities shall be subject to a stop order or threatened stop order by the SEC or any such authority.

                          (i)     Tax Opinion.  Sovereign shall have received
an opinion of Stevens & Lee, its counsel, substantially to the effect set forth on Exhibit 5 attached hereto;

                          (j)     Pooling Letter.  Each of Sovereign and ML
shall have received the letters specified in Section 5.01(j).

                          (k)     Phase I Environmental Audit Results.  The
results of any "phase I environmental audit" conducted pursuant to Section 4.10(a)(i) with respect to owned or occupied bank premises shall be reasonably satisfactory to Sovereign; provided, however, that (i) any such environmental audit must be initiated within 45 days of the date of this Agreement, (ii) Sovereign must elect to terminate this Agreement or waive its right to terminate the Agreement under this Section 5.02(k) within 15 days of receiving the results of such environmental audit and (iii) Sovereign may not terminate this Agreement under this Section 5.02(k) unless the results of such audits result in a Material Adverse Effect on ML;

                          (l)     Approval of Sovereign's Shareholders.  This
Agreement shall have been approved by the shareholders of Sovereign by such vote as is required under Sovereign's articles of incorporation and bylaws or under Nasdaq requirements applicable to it;

                          (m)     Other.  ML and Main Line Bank shall have
furnished Sovereign with such certificates of its respective officers or others and such documents to evidence fulfillment of the conditions set forth in this
Section 5.02 as Sovereign may reasonably request.

                                   ARTICLE VI
                       TERMINATION, WAIVER AND AMENDMENT

                 Section 6.01 Termination. This Agreement may be terminated on or at any time prior to the Closing Date:

                          (a)     By the mutual written consent of the parties
hereto;

                          (b)     By Sovereign or ML:

                                  (i)  if the Closing Date shall not have
         occurred on or before May 31, 1998, unless the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe in any material respect its agreements set forth in this Agreement required to be performed or observed by such party on or before the Closing Date; or

                                  (ii)  if either party has received a final
         unappealable administrative order from a Regulatory Authority whose approval or consent has been requested that such approval or consent will not be granted, or in the case of a termination by Sovereign, will not be granted absent the imposition of terms and conditions which would permit satisfaction of the condition set forth at Section 5.02(d) hereof, unless the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe in any material respect its agreements set forth herein required to be performed or observed by such party on or before the Closing Date; or

                          (c)     By ML, at any time during the ten-day period
following the Determination Date if both of the following conditions are satisfied:

                                  (1)      the Sovereign Market Value shall be
         less than $12.18 and Sovereign shall make the election specified in the proviso clause to Section 1.02(e)(ii)(A)(ii) hereof; and

                                  (2)      (i) the quotient obtained by
         dividing the Sovereign Market Value by $16.24 (such number being referred to herein as the "Sovereign Ratio") shall be less than (ii) the quotient obtained by dividing the Index Price on the Determination Date by the Index Price on the Starting Date and subtracting 0.10 from the quotient in this clause (2)(ii);

subject, however, to the following: If ML shall elect to terminate this Agreement pursuant to this Section 6.01(c), it shall give written notice thereof to Sovereign (provided that such notice of election to terminate may be withdrawn at any time within the aforementioned ten-day period). During the five-day period commencing with its receipt of such notice, Sovereign shall have the option to elect to increase the Exchange Ratio to equal the number (rounded to the nearest hundredth) obtained by dividing $23.05 by the Sovereign Market Value and the Closing Date shall be postponed by the minimum amount of time necessary, if any, to accommodate Sovereign's election of such option (i.e. up to a five-day period). If Sovereign so elects within such five-day period, it shall give prompt written notice to ML of such election and the Exchange Ratio, whereupon no termination shall have occurred pursuant to this
Section 6.01(c) and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified), and any references in this Agreement to "Exchange Ratio" or "Applicable Exchange Ratio" shall thereafter be deemed to refer to the Exchange Ratio as adjusted pursuant to this Section 6.01(c).

                          For purposes of this Section 6.01(c), the following
terms shall have the meanings indicated.

                          "Index Group" shall mean the thrift or bank holding
companies listed below, the common stocks of all of which shall be publicly traded and as to which there shall not have been, since the Starting Date and before the Determination Date, any public announcement of a proposal for such company to be acquired or for such company to acquire another company or companies in transactions with a value exceeding 25% of the acquiror's market capitalization. In the event that any such company or companies are removed from the Index Group, the weights (which have been determined based upon the number of shares of outstanding common stock) shall be redistributed proportionately for purposes of determining the Index Price. The thrift or bank holding companies and the weights attributed to them are as follows:

             Thrift Holding Companies                           % Weighting
             ------------------------                           -----------
          Charter One Financial                                    17.84%

          Greenpoint Financial  Corp.                              17.47%

          Dime Bancorp Inc.                                        14.61%

          Golden State Bancorp Inc.                                10.66%

          Washington Federal Inc.                                   9.13%

          Bank United Corp.                                         8.69%

          Peoples Heritage Financial Group, Inc.                    7.50%

          Long Island Bancorp Inc.                                  7.18%

          Astoria Financial Corp                                    6.92%
                                                                  -------
          Total                                                   100.00%
                                                                  =======

                          "Index Price" on a given date shall mean the weighted
average (weighted in accordance with the factors listed above) of the closing sales prices of the companies composing the Index Group.

                          "Starting Date" shall mean the last trading day
immediately preceding the date of the first public announcement of entry into this Agreement.

If any company belonging to the Index Group declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares, or similar transaction between the Starting Date and the Determination Date, the prices for the common stock of such company shall be appropriately adjusted for the purposes of applying this Section 6.01(c);

                          (d)     at any time on or prior to the Effective
Date, by ML in writing if Sovereign has, or by Sovereign in writing if ML has, in any material respect, breached (i) any material covenant or undertaking contained herein or (ii) any representation or warranty contained herein, which in the case of a breach by Sovereign would have a Material Adverse Effect on Sovereign and in the case of a breach by ML would have a Material Adverse Effect on ML, in any case if such breach has not been substantially cured by the earlier of 30 days after the date on which written notice of such breach is given to the party committing such breach or the Effective Date or if on such date such breach no longer causes a Material Adverse Effect; or

                          (e)     by either the Board of Directors of Sovereign
or the Board of Directors of ML if the Board of Directors of the other party shall have withdrawn, modified or changed in a manner adverse to the terminating party its approval or recommendation of this Agreement and the transactions contemplated hereby.

                 Section 6.02 Effect of Termination. If this Agreement is terminated pursuant to Section 6.01 hereof, this Agreement shall forthwith become void (other than Section 4.02(d) and Section 7.01 hereof, which shall remain in full force and effect), and there shall be no further liability on the part of Sovereign or ML to the other, except for any liability arising out of any uncured willful breach of any covenant or other agreement contained in this Agreement, any fraudulent breach of a representation or warranty, in this Agreement and any obligation or liability arising under the Stock Option Agreement. Nothing contained in this Section 6.02 shall be deemed to prohibit Sovereign or ML from maintaining an action against a third party for tortious interference or otherwise.

                                  ARTICLE VII
                                 MISCELLANEOUS

                 Section 7.01 Expenses. Except for the cost of printing and mailing the Proxy Statement/Prospectus which shall be shared equally, each party hereto shall bear and pay all costs and expenses incurred by it in connection with the transactions contemplated hereby, including fees and expenses of its own financial consultants, accountants and counsel.

                 Section 7.02 Non-Survival of Representations and Warranties. All representations, warranties and, except to the extent specifically provided otherwise herein, agreements and covenants, other than those covenants that by their terms are to be performed after the Effective Date, including without limitation the covenants set forth in Sections 1.02(f) and (g), 4.05, 4.11 and
4.14 hereof, which will survive the Merger, shall terminate on the Closing
Date.

                 Section 7.03 Amendment, Extension and Waiver. Subject to applicable law, at any time prior to the consummation of the transactions contemplated by this Agreement, the parties may (a) amend this Agreement, (b) extend the time for the performance of any of the obligations or other acts of either party hereto, (c) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or
(d) waive compliance with any of the agreements or conditions contained in Articles IV and V hereof or otherwise, provided that any amendment, extension or waiver granted or executed after shareholders of ML or Sovereign have approved this Agreement shall not modify either the amount or the form of the consideration to be provided hereby to holders of ML Common Stock upon consummation of the Merger or otherwise materially adversely affect the shareholders of ML or Sovereign without the approval of the shareholders who would be so affected. This Agreement may not be amended except by an instrument in writing authorized by the respective Boards of Directors and signed, by duly authorized officers, on behalf of the parties hereto. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed by a duly authorized officer on behalf of such party, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                 Section 7.04 Entire Agreement. This Agreement, including the documents and other writings referred to herein or delivered pursuant hereto, contains the entire agreement and understanding of the parties with respect to its subject matter. This Agreement supersedes all prior arrangements and understandings between the parties, both written or oral with respect to its subject matter. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors; provided, however, that nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto and their respective successors, any rights, remedies, obligations or liabilities other than pursuant to Sections 1.02(f) and (g), 4.05, 4.11(d) and 4.14.

                 Section 7.05 No Assignment. Neither party hereto may assign any of its rights or obligations hereunder to any other person, without the prior written consent of the other party hereto.

                 Section 7.06 Notices. All notices or other communications hereunder shall be in writing and shall be deemed given if delivered personally, mailed by prepaid registered or certified mail (return receipt requested), or sent by telecopy, addressed as follows:

                          (a)     If to Sovereign, to:
                                  Sovereign Bancorp, Inc.
                                  1130 Berkshire Boulevard
                                  Wyomissing, Pennsylvania  19610

                                  Attention:  Jay S. Sidhu, President and Chief
                                              Executive Officer

                                  Telecopy No.:  (610) 320-8448

                                  with a copy to:

                                  Stevens & Lee
                                  111 North Sixth Street
                                  Reading, Pennsylvania  19601

                                  Attention:  Joseph M. Harenza, Esquire and
                                              Jeffrey P. Waldron, Esquire

                                  Telecopy No.:  (610) 376-5610

                          (b)     If to ML, to:

                                  ML Bancorp, Inc.
                                  Two Aldwyn Center
                                  Route 320 & Lancaster Avenue
                                  Villanova, Pennsylvania  19085

                                  Attention: Dennis S. Marlo
                                             President and Chief
                                             Executive Officer

                                  Telecopy No.:  (610) 526-6227

                                  with copies to:

                                  Elias, Matz, Tiernan & Herrick L.L.P.
                                  The Walker Building
                                  734 15th Street, N.W.
                                  12th Floor
                                  Washington, D.C.  20005

                                  Attention: Gerard L. Hawkins, Esquire
                                             Daniel P. Weitzel, Esquire

                                  Telecopy No.:  (202) 347-4983

                 Section 7.07 Captions. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

                 Section 7.08 Accountants. In the event that the conditions to closing specified in Section 5.01(j) and 5.02(j) are not satisfied because either (but not both) Ernst & Young or KPMG Peat Marwick is unable to deliver the letter required by such sections, then the parties hereto agree to appoint another national accounting firm mutually acceptable to each party to determine if the Merger is required to be accounted for as a pooling-of-interests. The written determination by such national accounting firm shall be binding on both parties for purposes of determining whether the conditions contained in
Section 5.01(j) and 5.02(j) has been satisfied. In the event that the provisions of this Section 7.08 become applicable, the date specified in
Section 6.01(b)(i) shall be extended until the earlier of (i) the date of the written determination by such national accounting firm or (ii) June 30, 1998.

                 Section 7.09 Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

                 Section 7.10 Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

                 Section 7.11 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic internal law (including the law of conflicts of law) of the Commonwealth of Pennsylvania.

                 IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                                          SOVEREIGN BANCORP, INC.

                                          By/s/ Jay S. Sidhu
                                            ----------------------------------
                                                    Jay S. Sidhu
                                                    President and Chief
                                                    Executive Officer


                                          ML BANCORP, INC.

                                          By/s/ Dennis S. Marlo
                                            ----------------------------------
                                                    Dennis S. Marlo,
                                                    President and Chief
                                                    Executive Officer

                                                                     Exhibit 1-A


                               September 18, 1997




Sovereign Bancorp, Inc.
1130 Berkshire Boulevard
Wyomissing, Pennsylvania  19610

Ladies and Gentlemen:

         Sovereign Bancorp, Inc. ("Sovereign") and ML Bancorp, Inc. ("ML") desire to enter into an agreement dated September 18, 1997 ("Agreement"), pursuant to which, subject to the terms and conditions set forth therein, (a) ML will merge with and into Sovereign with Sovereign surviving the merger, and
(b) shareholders of ML will receive common stock of Sovereign in exchange for common stock of ML outstanding on the closing date (the foregoing, collectively, referred to herein as the "Merger").

         Sovereign has required, as a condition to its execution and delivery to ML of the Agreement, that the undersigned execute and deliver to Sovereign this Letter Agreement.

         In consideration of the foregoing, each of the undersigned hereby irrevocably:

                 (a) Agrees to be present (in person or by proxy) at all meetings of shareholders of ML called to vote for approval of the Agreement and the Merger so that all shares of common stock of ML then owned by the undersigned will be counted for the purpose of determining the presence of a quorum at such meetings and to vote or cause to be voted all such shares in favor of approval and adoption of the Agreement and the transactions contemplated thereby (including any amendments or modifications of the terms thereof approved by the Board of Directors of ML);

                 (b) Agrees not to vote or execute any written consent to rescind or amend in any manner any prior vote or written consent, as a shareholder of ML, to approve or adopt the Agreement;

                 (c) Agrees to use reasonable best efforts to cause the Merger to be consummated;

                 (d) Agrees not to sell, transfer or otherwise dispose of any common stock of ML on or prior to the record date for the meeting of ML shareholders to vote on the Merger without the prior written consent of Sovereign;

Sovereign Bancorp, Inc.
September 18, 1997
Page 2


                 (e) Agrees not to solicit, initiate or engage in any negotiations or discussions with any party other than Sovereign with respect to any offer, sale, transfer or other disposition of, any shares of common stock of ML now or hereafter owned by the undersigned;

                 (f) Agrees not to offer, sell, transfer or otherwise dispose of any shares of common stock of Sovereign received in the Merger, except (i) at such time as a registration statement under the Securities Act of 1933, as amended ("Securities Act") covering sales of such Sovereign common stock is effective and a prospectus is made available under the Securities Act,
(ii) within the limits, and in accordance with the applicable provisions of, Rule 145(d) under the Securities Act, or (iii) in a transaction which, in the opinion of counsel satisfactory to Sovereign or as described in a "no-action" or interpretive letter from the staff of the Securities and Exchange Commission ("SEC"), is not required to be registered under the Securities Act; and acknowledges and agrees that Sovereign is under no obligation to register the sale, transfer or other disposition of Sovereign common stock by the undersigned or on behalf of the undersigned, or to take any other action necessary to make an exemption from registration available;

                 (g) Notwithstanding the foregoing, agrees not to sell, or in any other way reduce the risk of the undersigned relative to, any shares of common stock of ML or of common stock of Sovereign, during the period commencing thirty days prior to the effective date of the Merger and ending on the date on which financial results covering at least thirty days of post-Merger combined operations of Sovereign and ML have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies, provided, however, that excluded from the foregoing undertaking shall be such sales, pledges, transfers or other dispositions of shares of ML common stock or shares of Sovereign common stock which, in Sovereign's sole judgment, are individually and in the aggregate de minimis within the meaning of Topic 2-E of the Staff Accounting Bulletin Series of the SEC;

                 (h) Agrees that neither ML nor Sovereign shall be bound by any attempted sale of any shares of ML common stock or Sovereign common stock, respectively, and ML's and Sovereign's transfer agents shall be given appropriate stop transfer orders and shall not be required to register any such attempted sale, unless the sale has been effected in compliance with the terms of this Letter Agreement; and further agrees that the certificate representing shares of Sovereign common stock owned by the undersigned may be

Sovereign Bancorp, Inc.
September 18, 1997
Page 3


endorsed with a restrictive legend consistent with the terms of this Letter Agreement;

                 (i) Acknowledges and agrees that the provisions of subparagraphs (f), (g) and (h) hereof also apply to shares of Sovereign common stock and ML common stock owned by (i) his or her spouse, (ii) any of his or her relatives or relatives of his or her spouse occupying his or her home,
(iii) any trust or estate in which he or she, his or her spouse, or any such relative owns at least a 10% beneficial interest or of which any of them serves as trustee, executor or in any similar capacity, and (iv) any corporation or other organization in which the undersigned, any affiliate of the undersigned, his or her spouse, or any such relative owns at least 10% of any class of equity securities or of the equity interest;

                 (j) Represents that the undersigned has no plan or intention to sell, exchange, or otherwise dispose of any shares of common stock of Sovereign prior to expiration of the time period referred to in subparagraph
(g) hereof; and

                 (k) Represents that the undersigned has the capacity to enter into this Letter Agreement and that it is a valid and binding obligation enforceable against the undersigned in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting creditors' rights and general equitable principles.

                           -------------------------

         It is understood and agreed that the provisions of subparagraphs (a),
(b), (c), (d) and (e) of this Letter Agreement relate solely to the capacity of the undersigned as a shareholder or other beneficial owner of shares of ML common stock and is not in any way intended to affect the exercise by the undersigned of the undersigned's responsibilities as a director or officer of ML. It is further understood and agreed that such subparagraphs of this Letter Agreement are not in any way intended to affect the exercise by the undersigned of any fiduciary responsibility which the undersigned may have in respect of any shares of ML common stock held by the undersigned as of the date hereof.

                           -------------------------

         This Letter Agreement may be executed in two or more counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same Letter Agreement.

Sovereign Bancorp, Inc.
September 18, 1997
Page 4


                           -------------------------

         This Letter Agreement shall terminate concurrently with any termination of the Agreement in accordance with its terms.

                           -------------------------

         The undersigned intend to be legally bound hereby.


                                          Sincerely,

                                          -----------------------------------
                                          John R. Eppinger


                                          -----------------------------------
                                          Owen O. Freeman


                                          -----------------------------------
                                          David B. Hastings


                                          -----------------------------------
                                          John J. Leahy


                                          -----------------------------------
                                          Henry M. Luedecke


                                          -----------------------------------
                                          Dennis S. Marlo


                                          -----------------------------------
                                          Joseph M. Blaston


                                          -----------------------------------
                                          Robert M. Campbell, Jr.


                                          -----------------------------------
                                          Brian M. Hartline


                                          -----------------------------------
                                          Allan Woolford

                                                                     Exhibit 1-B


                               September 18, 1997




ML Bancorp, Inc.
Two Aldwyn Center
Route 320 & Lancaster Avenue
Villanova, Pennsylvania  19085

Ladies and Gentlemen:

         Sovereign Bancorp, Inc. ("Sovereign") and ML Bancorp, Inc. ("ML") desire to enter into an agreement dated September 18, 1997 ("Agreement"), pursuant to which, subject to the terms and conditions set forth therein, (a) ML will merge with and into Sovereign with Sovereign surviving the merger, and
(b) shareholders of ML will receive common stock of Sovereign in exchange for common stock of ML outstanding on the closing date (the foregoing, collectively, referred to herein as the "Merger").

         ML has required, as a condition to its execution and delivery to Sovereign of the Agreement, that the undersigned execute and deliver to Sovereign this Letter Agreement.

         In consideration of the foregoing, each of the undersigned hereby irrevocably:

                 (a) Agrees to be present (in person or by proxy) at all meetings of shareholders of Sovereign called to vote for approval of the Agreement and the Merger so that all shares of common stock of Sovereign then owned by the undersigned will be counted for the purpose of determining the presence of a quorum at such meetings and to vote or cause to be voted all such shares (i) in favor of approval and adoption of the Agreement and the transactions contemplated thereby (including any amendments or modifications of the terms thereof approved by the Board of Directors of Sovereign), and (ii) against approval or adoption of any other merger, business combination, recapitalization, partial liquidation or similar transaction involving Sovereign which would have the effect of Sovereign not being able to fulfill its obligations under the Agreement;

                 (b) Agrees not to vote or execute any written consent to rescind or amend in any manner any prior vote or written consent, as a shareholder of Sovereign, to approve or adopt the Agreement;

                 (c) Agrees to use reasonable best efforts to cause the Merger to be consummated;

ML Bancorp, Inc.
September 18, 1997
Page 2



                 (d) Agrees not to sell, transfer or otherwise dispose of any common stock of Sovereign on or prior to the record date for the meeting of Sovereign shareholders to vote on the Merger without the prior written consent of ML;

                 (e) Agrees not to sell, or in any other way reduce the risk of the undersigned relative to, any shares of common stock of ML or of common stock of Sovereign, during the period commencing thirty days prior to the effective date of the Merger and ending on the date on which financial results covering at least thirty days of post-Merger combined operations of Sovereign and ML have been published within the meaning of Section 201.01 of the Codification of Financial Reporting Policies of the Securities and Exchange Commission ("SEC"), provided, however, that excluded from the foregoing undertaking shall be such sales, pledges, transfers or other dispositions of shares of ML common stock or shares of Sovereign common stock which, in Sovereign's sole judgment, are individually and in the aggregate de minimis within the meaning of Topic 2-E of the Staff Accounting Bulletin Series of the SEC;

                 (f) Agrees that neither ML nor Sovereign shall be bound by any attempted sale of any shares of ML common stock or Sovereign common stock, respectively, and ML's and Sovereign's transfer agents shall be given appropriate stop transfer orders and shall not be required to register any such attempted sale, unless the sale has been effected in compliance with the terms of this Letter Agreement; and further agrees that the certificate representing shares of Sovereign common stock owned by the undersigned may be endorsed with a restrictive legend consistent with the terms of this Letter Agreement;

                 (g) Acknowledges and agrees that the provisions of subparagraphs (e) and (f) hereof apply to shares of Sovereign common stock and ML common stock owned by (i) his or her spouse, (ii) any of his or her relatives or relatives of his or her spouse occupying his or her home, (iii) any trust or estate in which he or she, his or her spouse, or any such relative owns at least a 10% beneficial interest or of which any of them serves as trustee, executor or in any similar capacity, and (iv) any corporation or other organization in which the undersigned, any affiliate of the undersigned, his or her spouse, or any such relative owns at least 10% of any class of equity securities or of the equity interest;

                 (h) Represents that the undersigned has no plan or intention to sell, exchange, or otherwise dispose of any shares of common stock of Sovereign prior to expiration of the time period referred to in subparagraph
(e) hereof; and

ML Bancorp, Inc.
September 18, 1997
Page 3



                 (i) Represents that the undersigned has the capacity to enter into this Letter Agreement and that it is a valid and binding obligation enforceable against the undersigned in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting creditors' rights and general equitable principles.

                           -------------------------

         It is understood and agreed that the provisions of subparagraphs (a),
(b), (c), and (d) of this Letter Agreement relate solely to the capacity of the undersigned as a shareholder or other beneficial owner of shares of Sovereign common stock and is not in any way intended to affect the exercise by the undersigned of the undersigned's responsibilities as a director or officer of Sovereign. It is further understood and agreed that such subparagraphs of this Letter Agreement are not in any way intended to affect the exercise by the undersigned of any fiduciary responsibility which the undersigned may have in respect of any shares of Sovereign common stock held by the undersigned as of the date hereof.

                           -------------------------

         This Letter Agreement may be executed in two or more counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same Letter Agreement.

                           -------------------------

         This Letter Agreement shall terminate concurrently with any termination of the Agreement in accordance with its terms.

                           -------------------------

         The undersigned intend to be legally bound hereby.


                                        Sincerely,


                                        -----------------------------------
                                        Fred D. Hafer


                                        -----------------------------------
                                        Patrick J. Petrone

ML Bancorp, Inc.
September 18, 1997
Page 4


                                        -----------------------------------
                                        Cameron C. Troilo


                                        -----------------------------------
                                        Rhoda S. Oberholtzer


                                        -----------------------------------
                                        Daniel K. Rothermel


                                        -----------------------------------
                                        Richard E. Mohn


                                        -----------------------------------
                                        Jay S. Sidhu


                                        -----------------------------------
                                        G. Arthur Weaver


                                        -----------------------------------
                                        Karl D. Gerhart


                                        -----------------------------------
                                        Lawrence M. Thompson, Jr.

                                                                      Exhibit 2


                             STOCK OPTION AGREEMENT

                 THIS STOCK OPTION AGREEMENT ("Stock Option Agreement") dated September 18, 1997, is by and between SOVEREIGN BANCORP, INC., a Pennsylvania corporation ("Sovereign") and ML BANCORP, INC., a Pennsylvania corporation ("ML").

                                   BACKGROUND

                 1. Sovereign and ML desire to enter into an Agreement and Plan of Merger, dated September 18, 1997 (the "Agreement"), providing, among other things, for the acquisition by Sovereign of ML through the merger of ML with and into Sovereign, with Sovereign surviving the merger (the "Merger").

                 2. As a condition to Sovereign to enter into the Plan, ML is granting to Sovereign an option to purchase up to that number of shares of common stock, par value $.01 per share (the "Common Stock") of ML as shall equal 19.9% of shares of Common Stock of ML issued and outstanding as of the date hereof, on the terms and conditions hereinafter set forth.

                                   AGREEMENT

                 In consideration of the foregoing and the mutual covenants and agreements set forth herein, Sovereign and ML, intending to be legally bound hereby, agree:

                 1. Grant of Option. ML hereby grants to Sovereign, on the terms and conditions set forth herein, the option to purchase (the "Option") up to 2,361,245 shares of Common Stock of ML (as adjusted as set forth herein, the "Option Shares") at a price per share (as adjusted as set forth herein, the "Option Price") equal to $21.875, provided, however, that in no event shall the number of Option Shares for which the Option is exercisable exceed 19.9% of the issued and outstanding shares of ML Common Stock without giving effect to any shares subject to or issued pursuant to the Option.

                 2.       Exercise of Option.

                          (a)     Provided that (i) Sovereign shall not be, on
the date of exercise, in material breach of the agreements or covenants contained in the Agreement or this Stock Option Agreement, and (ii) no preliminary or permanent injunction or other order against the delivery of shares covered by the Option issued by any court of competent jurisdiction in the United States shall be in effect on the date of exercise, upon or after the occurrence of a Triggering Event (as such term is hereinafter defined) Sovereign may exercise the Option, in whole or in part, at any time or one or more times, from time to time; provided that the Option shall terminate and be of no further force and effect upon the earliest to occur of
(A) the Effective Date of the Merger, as provided in the Agreement, (B) termination of the Agreement in accordance with the terms thereof prior to the occurrence of a Triggering Event or a Preliminary Triggering Event, other than a termination of the Agreement pursuant to Section 6.01(d), unless in the case of termination by ML pursuant to Section 6.01(d), such termination is as a result of a willful breach of the Agreement by Sovereign (a termination pursuant to Section 6.01(d), except a termination by ML as a result of a willful breach by Sovereign, being referred to herein as a "Default Termination"), (C) 18 months after the termination of the Agreement by Sovereign or ML pursuant to a Default Termination, and (D) 18 months after termination of the Agreement (other than pursuant to a Default Termination) following the occurrence of a Triggering Event or a Preliminary Triggering Event; and provided, further, that any purchase of shares upon exercise of the Option shall be subject to compliance with applicable securities and banking laws. The rights set forth in Section 3 hereof shall terminate when the right to exercise the Option terminates (other than as a result of a complete exercise of the Option) as set forth above.

                          (b)     As used herein, the term "Triggering Event"
means the occurrence of any of the following events:

                                  (i)  a person or group (as such terms are
         defined in the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder), other than Sovereign or an affiliate of Sovereign, acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 25% or more of the then outstanding shares of Common Stock (excluding any shares eligible to be reported on Schedule 13G of the Securities and Exchange Commission); or

                                  (ii)  a person or group, other than Sovereign
         or an affiliate of Sovereign, enters into an agreement or letter of intent or memorandum of understanding with ML pursuant to which such person or group or any affiliate of such person or group would (i) merge or consolidate, or enter into any similar transaction, with ML,
         (ii) acquire all or substantially all of the assets or liabilities of ML or all or substantially all of the assets or liabilities of Main Line Bank (or any successor subsidiary), the wholly-owned subsidiary of ML ("ML Bank"), or (iii) acquire beneficial ownership of securities representing, or the right to acquire beneficial ownership or to vote securities representing, 25% or more of the then outstanding shares of Common Stock (excluding any shares eligible to be reported on Schedule 13G of the Securities and Exchange Commission) or the then outstanding shares of common stock of ML Bank, or ML shall have authorized, recommended or publicly proposed, or publicly announced an intention to authorize, recommend or propose, such an agreement or letter of intent or memorandum of understanding.

                          (c)     As used herein, the term "Preliminary
Triggering Event" means the occurrence of any of the following events:

                                  (i)  a person or group (as such terms are
         defined in the Exchange Act and the rules and regulations thereunder), other than Sovereign or an affiliate of Sovereign, acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 10% or more of the then outstanding shares of Common Stock (excluding any shares eligible to be reported on Schedule 13G of the Securities and Exchange Commission);

                                  (ii)  a person or group, other than Sovereign
         or an affiliate of Sovereign, publicly announces a bona fide proposal (including a written communication that is or becomes the subject of public disclosure) for (i) any merger, consolidation or acquisition of all or substantially all the assets or liabilities of ML or all or substantially all the assets or liabilities of ML Bank, or any other business combination involving ML or ML Bank, or (ii) a transaction involving the transfer of beneficial ownership of securities representing, or the right to acquire beneficial ownership or to vote securities representing, 10% or more of the then outstanding shares of Common Stock or the then outstanding shares of Common Stock of ML Bank (collectively, a "Proposal"), and thereafter, if such Proposal has not been Publicly Withdrawn (as such term is hereinafter defined) at least 30 days prior to the meeting of shareholders of ML called to vote on the Merger, ML's shareholders fail to approve the Merger by the vote required by applicable law at the meeting of shareholders called for such purpose or such meeting has been cancelled; or

                                  (iii)  the Board of Directors of ML shall (A)
         fail to recommend the Merger, (B) recommend an Acquisition Transaction or (C) have withdrawn or modified in a manner adverse to Sovereign the recommendation of the Board of Directors of ML with respect to the Agreement and thereafter ML's shareholders fail to approve the Merger by the vote required by law at the meeting of shareholders called for such purpose or such meeting is not scheduled or is cancelled; or

                                  (iv)  a person or group, other than Sovereign
         or an affiliate of Sovereign, makes a bona fide Proposal and thereafter, but before such Proposal has been Publicly Withdrawn, ML shall have breached any representation, warranty, covenant or obligation contained in the Agreement and such breach would entitle Sovereign to terminate the Agreement under
         Section 6.01(d) thereof (without regard to the cure period provided for therein unless such cure is promptly effected without jeopardizing consummation of the Merger pursuant to the Agreement).

If more than one of the transactions giving rise to a Triggering Event or a Preliminary Triggering Event under this Section 2 is undertaken or effected, then all such transactions shall give rise only to one Triggering Event or Preliminary Triggering Event, as applicable, which Triggering Event or Preliminary Triggering Event shall be deemed continuing for all purposes hereunder until all such transactions are abandoned.

                 "Publicly Withdrawn" for purposes of this Section 2 shall mean an unconditional bona fide withdrawal of the Proposal coupled with a public announcement of no further interest in pursuing such Proposal or in acquiring any controlling influence over ML or in soliciting or inducing any other person (other than Sovereign or an affiliate of Sovereign) to do so.

                 Notwithstanding the foregoing, the obligation of ML to issue Option Shares upon exercise of the Option shall be deferred (but shall not terminate): (i) until the receipt of all required governmental or regulatory approvals or consents necessary for ML to issue the Option Shares or Sovereign to exercise the Option, or until the expiration or termination of any waiting period required by law, or (ii) so long as any injunction or other order, decree or ruling issued by any federal or state court of competent jurisdiction is in effect which prohibits the sale or delivery of the Option Shares, and, in each case, notwithstanding any provision to the contrary set forth herein, the Option shall not expire or otherwise terminate.

                 ML shall notify Sovereign promptly in writing of the occurrence of any Triggering Event known to it, it being understood that the giving of such notice by ML shall not be a condition to the right of Sovereign to exercise the Option. ML will not take any action which would have the effect of preventing or disabling ML from delivering the Option Shares to Sovereign upon exercise of the Option or otherwise performing its obligations under this Stock Option Agreement, except to the extent required by applicable securities and banking laws and regulations. In the event Sovereign wishes to exercise the Option, Sovereign shall send a written notice to ML (the date of which is hereinafter referred to as the "Notice Date") specifying the total number of Option Shares it wishes to purchase and a place and date between two and ten business days inclusive from the Notice Date for the closing of such a purchase (a "Closing"); provided, however, that a Closing shall not occur prior to two days after the later of receipt of any necessary regulatory approvals or the expiration of any legally required notice or waiting period, if any.

                 3.       Repurchase of Option by ML.

                          (a)     Subject to the last sentence of Section 2(a),
at the request of Sovereign at any time commencing upon the first occurrence of a Repurchase Event (as defined in Section 3(d)) and ending 18 months immediately thereafter, ML shall repurchase from Sovereign (x) the Option and
(y) all shares of Common Stock purchased by Sovereign pursuant hereto with respect to which Sovereign then has beneficial ownership. The date on which Sovereign exercises its rights under this Section 3 is referred to as the "Request Date." Such repurchase shall be at an aggregate price (the "Section 3 Repurchase Consideration") equal to the sum of:

                                  (i)  the aggregate Purchase Price paid by
         Sovereign for any shares of Common Stock acquired pursuant to the Option with respect to which Sovereign then has beneficial ownership;

                                  (ii)  the excess, if any, of (x) the
         Applicable Price (as defined below) for each share of Common Stock over (y) the Option Price (subject to adjustment pursuant to Section
         6), multiplied by the number of shares of Common Stock with respect to which the Option has not been exercised; and

                                  (iii)  the excess, if any, of the Applicable
         Price over the Option Price (subject to adjustment pursuant to Section
         6) paid (or, in the case of Option Shares with respect to which the Option has been exercised, but the Closing has not occurred, payable) by Sovereign for each share of Common Stock with respect to which the Option has been exercised and with respect to which Sovereign then has beneficial ownership, multiplied by the number of such shares.

                          (b)     If Sovereign exercises it rights under this
Section 3, ML shall, within ten (10) business days after the Request Date, pay the Section 3 Repurchase Consideration to Sovereign in immediately available funds, and contemporaneously with such payment, Sovereign shall surrender to ML the Option and the certificate evidencing the shares of Common Stock purchased thereunder with respect to which Sovereign then has beneficial ownership, and Sovereign shall warrant that it has sole record and beneficial ownership of such shares, and that the same are then free and clear of all liens, claims, charges and encumbrances of any kind whatsoever. Notwithstanding the foregoing, to the extent that prior notification to or approval of any banking agency or department of any federal or state government, including without limitation the OTS, the FDIC, or the respective staffs thereof (the "Regulatory Authority"), is required in connection with the payment of all or any portion of the Section 3 Repurchase Consideration, Sovereign shall have the ongoing option to revoke its request for repurchase pursuant to
Section 3, in whole or in part, or to require that ML deliver from time to time that portion of the Section 3 Repurchase Consideration that it is not then so prohibited from paying and promptly file the required notice or application for approval and expeditiously process the same (and each party shall cooperate with the other in the filing of any such notice or application and the obtaining of any such approval), in which case the ten (10) business day period of time that would otherwise run pursuant to the preceding sentence for the payment of the portion of the Section 3 Repurchase Consideration shall run instead from the date on which, as the case may be, any required notification period has expired or been terminated or such approval has been obtained and, in either event, any requisite waiting period shall have passed. If any Regulatory Authority disapproves of any part of ML's proposed repurchase pursuant to this Section 3, ML shall promptly give notice of such fact to Sovereign. If any Regulatory Authority prohibits the repurchase pursuant to this Section 3, ML shall promptly give notice of such fact to Sovereign. If any Regulatory Authority prohibits the repurchase in part but not in whole, then Sovereign shall have the right (i) to revoke the repurchase request or
(ii) to the extent permitted by such Regulatory Authority, determine whether the repurchase should apply to the Option and/or Option Shares and to what extent to each, and Sovereign shall thereupon have the right to exercise the Option as to the number of Option Shares for which the Option was exercisable at the Request Date less the sum of the number of shares covered by the Option in respect of which payment has been made pursuant to Section 3(a)(ii) and the number of shares covered by the portion of the Option (if any) that has been repurchased. Sovereign shall notify ML of its determination under the preceding sentence within five (5) business days of receipt of notice of disapproval of the repurchase.

                          (c)     For purposes of this Agreement, the
"Applicable Price" means the highest of (i) the highest price per share of Common Stock paid for any such share by the person or groups described in
Section 3(d)(i), (ii) the price per share of Common Stock received by a holder of Common Stock in connection with any merger or other business combination transaction described in Section 3(d)(ii), (iii) or (iv), or (iii) the highest closing sales price per share of Common Stock quoted on the Nasdaq Stock Market during the 40 business days preceding the Request Date; provided, however, that in the event of a sale of less than all of ML's assets, the Applicable Price shall be the sum of the price paid in such sale for such assets and the current market value of the remaining assets of ML as determined by a nationally-recognized investment banking firm selected by Sovereign, divided by the number of shares of Common Stock outstanding at the time of such sale. If the consideration to be offered, paid or received pursuant to either of the foregoing clauses (i) or (ii) shall be other than in cash, the value of such consideration shall be determined in good faith by an independent nationally-recognized investment banking firm selected by Sovereign and reasonably acceptable to ML, which determination shall be conclusive for all purposes of this Agreement.

                          (d)     As used herein, a Repurchase Event shall
occur if (i) any person or group (as such terms are defined in the Exchange Act and the rules and regulations thereunder), other than Sovereign or an affiliate of Sovereign, acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of, or the right to acquire beneficial ownership of, 25% or more of the then-outstanding shares of Common Stock, (ii) ML shall have merged or consolidated with any person, other than Sovereign or an affiliate of Sovereign, and shall not be the surviving or continuing corporation of such merger or consolidation, (iii) any person, other than Sovereign or an affiliate of Sovereign, shall have merged into ML and ML shall be the surviving corporation, but, in connection with such merger, the then-outstanding shares of Common Stock have been changed into or exchanged for stock or other securities of ML or any other person or cash or any other property or the outstanding shares of Common Stock immediately prior to such merger shall after such merger represent less than 50% of the outstanding shares and share equivalents of the surviving corporation or (iv) ML shall have sold or otherwise transferred more than 25% of its consolidated assets to any person, other than Sovereign or an affiliate of Sovereign.

                 4. Payment and Delivery of Certificates. At any Closing hereunder, (a) Sovereign will make payment to ML of the aggregate price for the Option Shares so purchased by wire transfer of immediately available funds to an account designated by ML, (b) ML will deliver to Sovereign a stock certificate or certificates representing the number of Option Shares so purchased, registered in the name of Sovereign or its designee, in such denominations as were specified by Sovereign in its notice of exercise, and (c) Sovereign will pay any transfer or other taxes required by reason of the issuance of the Option Shares so purchased.

                 A legend will be placed on each stock certificate evidencing Option Shares issued pursuant to this Stock Option Agreement, which legend will read substantially as follows:

                          "The shares of stock evidenced by this certificate have not been the subject of a registration statement filed under the Securities Act of 1933, as amended (the "Act"), and declared effective by the Securities and Exchange Commission. These shares may not be sold, transferred or otherwise disposed of prior to such time unless ML Bancorp, Inc. receives an opinion of counsel acceptable to it stating that an exemption from the registration provisions of the Act is available for such transfer."

                 5. Registration Rights. Upon or after the occurrence of a Triggering Event and upon receipt of a written request from Sovereign, ML shall prepare and file as soon as practicable a registration statement under the Securities Act of 1933 (the "Securities Act") with the Securities and Exchange Commission covering the Option and such number of Option Shares as Sovereign shall specify in its request, and ML shall use its best efforts to cause such registration statement to be declared effective in order to permit the sale or other disposition of the Option and the Option Shares, provided that Sovereign shall in no event have the right to have more than one such registration statement become effective, and provided further that ML shall not be required to prepare and file any such registration statement in connection with any proposed sale with respect to which counsel to ML delivers to ML and to Sovereign its opinion to the effect that no such filing is required under applicable laws and regulations with respect to such sale or disposition; provided further, however, that ML may delay any registration of Option Shares above for a period not exceeding 90 days in the event that ML shall in good faith determine that any such registration would adversely affect an offering or contemplated offering of securities by ML. Sovereign shall provide all information reasonably requested by ML for inclusion in any registration statement to be filed hereunder. In connection with such filing, ML shall use its reasonable best efforts to cause to be delivered to Sovereign such certificates, opinions, accountant's letters and other documents as Sovereign shall reasonably request and as are customarily provided in connection with registration of securities under the Securities Act. ML shall provide to Sovereign such number of copies of the preliminary prospectus and final prospectus and any amendments and supplements thereto as Sovereign may reasonably request.

                 All reasonable expenses incurred by ML in complying with the provisions of this Section 5, including, without limitation, all registration and filing fees, reasonable printing expenses, reasonable fees and disbursements of counsel for ML and blue sky fees and expenses, shall be paid by ML. Underwriting discounts and commissions to brokers and dealers relating to the Option Shares, fees and disbursements of counsel to Sovereign and any other expenses incurred by Sovereign in connection with such filing shall be borne by Sovereign. In connection with such filing, ML shall indemnify and hold harmless Sovereign against any losses, claims, damages or liabilities, joint or several, to which Sovereign may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any preliminary or final registration statement or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and ML will reimburse Sovereign for any legal or other expense reasonably incurred by Sovereign in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that ML will not be liable in any case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such preliminary or final registration statement or such amendment or supplement thereto in reliance upon and in conformity with written information furnished by or on behalf of Sovereign specifically for use in the preparation thereof. Sovereign will indemnify and hold harmless ML to the same extent as set forth in the immediately preceding sentence but only with reference to written information furnished by or on behalf of Sovereign for use in the preparation of such preliminary or final registration statement or such amendment or supplement thereto; and Sovereign will reimburse ML for any legal or other expense reasonably incurred by ML in connection with investigating or defending any such loss, claim, damage, liability or action. Notwithstanding anything to the contrary contained herein, no indemnifying party shall be liable for any settlement effected without its prior written consent.

                 6. Adjustment Upon Changes in Capitalization. In the event of any change in the Common Stock by reason of stock dividends, split-ups, recapitalizations, combinations, conversions, divisions, exchanges of shares or the like, then the number and kind of Option Shares and the Option Price shall be appropriately adjusted.

                 7. Filings and Consents. Each of Sovereign and ML will use its reasonable best efforts to make all filings with, and to obtain consents of, all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Stock Option Agreement. Within 10 days from the date hereof, Sovereign shall file a report of beneficial ownership on Form 13D with the Securities and Exchange Commission under the Exchange Act which discloses the rights of Sovereign hereunder.

                 8. Representations and Warranties of ML. ML hereby represents and warrants to Sovereign as follows:

                          (a)     Due Authorization.  ML has full corporate
power and authority to execute, deliver and perform this Stock Option Agreement and all corporate action necessary for execution, delivery and performance of this Stock Option Agreement has been duly taken by ML. This Stock Option Agreement constitutes a legal, valid and binding obligation of ML, enforceable against ML in accordance with its terms (except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles).

                          (b)     Authorized Shares.  ML has taken all
necessary corporate action to authorize and reserve for issuance all shares of Common Stock that may be issued pursuant to any exercise of the Option.

                 9. Representations and Warranties of Sovereign. Sovereign hereby represents and warrants to ML that Sovereign has full corporate power and authority to execute, deliver and perform this Stock Option Agreement and all corporate action necessary for execution, delivery and performance of this Stock Option Agreement has been duly taken by Sovereign. This Stock Option Agreement constitutes a legal, valid and binding obligation of Sovereign, enforceable against Sovereign in accordance with its terms (except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles).

                 10. Specific Performance. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Stock Option Agreement and that the obligations of the parties hereto shall be specifically enforceable.

                 11. Entire Agreement. This Stock Option Agreement and the Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof.

                 12. Assignment or Transfer. Sovereign may not sell, assign or otherwise transfer its rights and obligations hereunder, in whole or in part, to any person or group of persons other than to a subsidiary of Sovereign. Sovereign represents that it is acquiring the Option for Sovereign's own account and not with a view to, or for sale in connection with, any distribution of the Option or the Option Shares. Sovereign is aware that neither the Option nor the Option Shares is the subject of a registration statement filed with, and declared effective by, the Securities and Exchange Commission pursuant to Section 5 of the Securities Act, but instead each is being offered in reliance upon the exemption from the registration requirement provided by Section 4(2) thereof and the representations and warranties made by Sovereign in connection therewith.

                 13. Amendment of Stock Option Agreement. By mutual consent of the parties hereto, this Stock Option Agreement may be amended in writing at any time, for the purpose of facilitating performance hereunder or to comply with any applicable regulation of any governmental authority or any applicable order of any court or for any other purpose.

                 14. Validity. The invalidity or unenforceability of any provision of this Stock Option Agreement shall not affect the validity or enforceability of any other provisions of this Stock Option Agreement, which shall remain in full force and effect.

                 15. Notices. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered personally, by telegram or telecopy, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

                          (i)     If to Sovereign, to:


                                  Sovereign Bancorp, Inc.
                                  1130 Berkshire Boulevard
                                  Wyomissing, Pennsylvania  19610

                                  Attention:  Jay S. Sidhu, President
                                              and Chief Executive Officer

                                  Telecopy No.:  (610) 320-8448

                                  with a copy to:

                                  Stevens & Lee
                                  111 North Sixth Street
                                  P.O. Box 679
                                  Reading, Pennsylvania  19603

                                  Attention:  Joseph M. Harenza, Esquire
                                              Jeffrey P. Waldron, Esquire

                                  Telecopy No.:  (610) 376-5610

                          (ii)    If to ML, to:

                                  ML Bancorp, Inc.
                                  Route 320 & Lancaster Ave.
                                  Villanova, Pennsylvania 19805

                                  Attention:  Dennis S. Marlo
                                              President
                                              and Chief Executive Officer

                                  Telecopy No.:  (610) 526-6227
                                  with copies to:

                                  Elias, Matz, Tiernan & Herrick L.L.P.
                                  734 15th Street, N.W.
                                  12th Floor
                                  Washington, D.C.  20005

                                  Attention:  Gerard L. Hawkins, Esquire
                                              Daniel P. Weitzel, Esquire

                                  Telecopy No.:  (202) 347-2172

or to such other address as the person to whom notice is to be given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

                 16. Governing Law. This Stock Option Agreement shall be governed by and construed in accordance with the domestic internal law (but not the law of conflicts of law) of the Commonwealth of Pennsylvania.

                 17. Captions. The captions in this Stock Option Agreement are inserted for convenience and reference purposes, and shall not limit or otherwise affect any of the terms or provisions hereof.

                 18. Waivers and Extensions. The parties hereto may, by mutual consent, extend the time for performance of any of the obligations or acts of either party hereto. Each party may waive (i) compliance with any of the covenants of the other party contained in this Stock Option Agreement and/or (ii) the other party's performance of any of its obligations set forth in this Stock Option Agreement.

                 19. Parties in Interest. This Stock Option Agreement shall be binding upon and inure solely to the benefit of each party hereto, and, nothing in this Stock Option Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Stock Option Agreement.

                 20. Counterparts. This Stock Option Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

                 21. Expenses. Except as otherwise provided herein, all costs and expenses incurred by the parties hereto in connection with the transactions contemplated by this Stock Option Agreement or the Option shall be paid by the party incurring such cost or expense.

                 22. Defined Terms. Capitalized terms which are used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

                 IN WITNESS WHEREOF, each of the parties hereto, pursuant to resolutions adopted by its Board of Directors, has caused this Stock Option Agreement to be executed by its duly authorized officer and has caused its corporate seal to be affixed hereunto and to be duly attested, all as of the day and year first above written.


                                             SOVEREIGN BANCORP, INC.

                                             By
                                               --------------------------------
                                                  Jay S. Sidhu,
                                                  President and Chief
                                                  Executive Officer

                                             ML BANCORP, INC.

                                             By
                                               --------------------------------
                                                  Dennis S. Marlo
                                                  President and Chief Executive
                                                  Officer

                                                                      Exhibit 3


                              BANK PLAN OF MERGER


                 THIS BANK PLAN OF MERGER ("Plan of Merger") dated September 18, 1997, is by and between SOVEREIGN BANK, a Federal Savings Bank ("Sovereign Bank"), and MAIN LINE BANK, a Federal Savings Bank ("ML Bank").

                                   BACKGROUND

                 1. Sovereign Bank is a federal savings bank and a wholly-owned subsidiary of Sovereign Bancorp, Inc., a Pennsylvania corporation ("Sovereign"). The authorized capital stock of Sovereign Bank consists of 1,000 shares of common stock, par value $1.00 per share ("Sovereign Bank Common Stock"), of which at the date hereof 1,000 shares are issued and outstanding.

                 2. ML Bank is a federal savings bank and a wholly-owned subsidiary of ML Bancorp, Inc., a Pennsylvania corporation ("ML"). The authorized capital stock of ML Bank consists of 1,000,000 shares of common stock, par value $0.01 per share ("ML Bank Common Stock"), of which at the date hereof 1,000 shares are issued and outstanding.

                 3. The respective Boards of Directors of Sovereign Bank and ML Bank deem the merger of ML Bank with and into Sovereign Bank, pursuant to the terms and conditions set forth or referred to herein, to be desirable and in the best interests of the respective corporations and their respective shareholders.

                 4. The respective Boards of Directors of Sovereign Bank and ML Bank have adopted resolutions approving this Plan of Merger. The respective Boards of Directors of Sovereign and ML have adopted resolutions approving an Agreement dated September 18, 1997 (the "Agreement") between Sovereign and ML, pursuant to which this Plan of Merger is being executed by Sovereign Bank and ML Bank.

                                   AGREEMENT

                 In consideration of the premises and of the mutual covenants and agreements herein contained, and in accordance with the applicable laws and regulations of the United States of America, Sovereign Bank and ML Bank, intending to be legally bound hereby, agree:

                                   ARTICLE I
                                     MERGER

                 Subject to the terms and conditions of this Plan of Merger and in accordance with the applicable laws and regulations of the United States of America, on the Effective Date (as that term is defined in Article V hereof):
ML Bank shall merge with and into Sovereign Bank; the separate existence of ML Bank shall cease; and Sovereign Bank shall be the surviving corporation (such transaction referred to herein as the "Merger" and Sovereign Bank, as the surviving corporation in the Merger, referred to herein as the "Surviving Bank"). The name of the Surviving Bank shall be "Sovereign Bank" and it shall have its home office at 1130 Berkshire Boulevard, Wyomissing, Pennsylvania 19610 and its branch offices at the locations listed on Exhibit "A."

                                   ARTICLE II
                               CHARTER AND BYLAWS

                 On and after the Effective Date, the Charter and Bylaws of Sovereign Bank, as in effect immediately prior to the Effective Date, shall automatically be and remain the Charter and Bylaws of the Surviving Bank, until altered, amended or repealed.

                                  ARTICLE III
                        BOARD OF DIRECTORS AND OFFICERS

                 3.1 Board of Directors. On and after the Effective Date, the directors of the Surviving Bank shall consist of the directors of Sovereign Bank duly elected and holding office immediately prior to the Effective Date and Dennis S. Marlo. Directors shall be elected annually and shall hold office until their successors are elected and qualified. The names and residence addresses of the directors are:

         Name                        Residence Address
         ----                        -----------------
Joseph P. Gemmell                 [INTENTIONALLY OMITTED.]

Fred D. Hafer                     [INTENTIONALLY OMITTED.]

Brian Hard                        [INTENTIONALLY OMITTED.]

Stewart B. Kean                   [INTENTIONALLY OMITTED.]

Joseph E. Lewis                   [INTENTIONALLY OMITTED.]

F. Joseph Loeper                  [INTENTIONALLY OMITTED.]

Dennis S. Marlo                   [INTENTIONALLY OMITTED.]

Richard E. Mohn                   [INTENTIONALLY OMITTED.]

Rhoda S. Oberholtzer              [INTENTIONALLY OMITTED.]

Patrick J. Petrone                [INTENTIONALLY OMITTED.]

Daniel K. Rothermel               [INTENTIONALLY OMITTED.]

Elizabeth B. Rothermel            [INTENTIONALLY OMITTED.]

Robert A. Sadler                  [INTENTIONALLY OMITTED.]

Jay S. Sidhu                      [INTENTIONALLY OMITTED.]

Cameron C. Troilo                 [INTENTIONALLY OMITTED.]

G. Arthur Weaver                  [INTENTIONALLY OMITTED.]

Dr. Paul B. Wieand                [INTENTIONALLY OMITTED.]


                 3.2 Officers. On and after the Effective Date, the officers of the Surviving Bank shall consist of the officers of Sovereign Bank duly elected and holding office immediately prior to the Effective Date and Dennis S. Marlo, who shall be elected as President of the Pennsylvania Division of Sovereign Bank pursuant to Section 4.14(a) of the Agreement.

                                   ARTICLE IV
                              CONVERSION OF SHARES

                 4.1 Stock of Sovereign Bank. Each share of Sovereign Bank Common Stock issued and outstanding immediately prior to the Effective Date shall, on and after the Effective Date, continue to be issued and outstanding as a share of common stock of the Surviving Bank.

                 4.2 Stock of ML Bank. Each share of ML Bank Common Stock issued and outstanding immediately prior to the Effective Date, and each share of ML Bank Common Stock issued and held in the treasury of ML as of the Effective Date, if any, shall, on the Effective Date, be cancelled, and no cash, stock or other property shall be delivered in exchange therefor.

                                   ARTICLE V
                          EFFECTIVE DATE OF THE MERGER

                 The Merger shall be effective on the date on which articles of combination executed by Sovereign Bank and ML Bank are filed with and endorsed by the Office of Thrift Supervision ("OTS") pursuant to 12 C.F.R. Section 552.13(k), unless a later date is specified in such articles of combination (the "Effective Date").

                                   ARTICLE VI
                              EFFECT OF THE MERGER

                 6.1 Separate Existence. On the Effective Date: the separate existence of ML Bank shall cease; and all of the property (real, personal and mixed), rights, powers, duties and obligations of ML Bank shall be taken and deemed to be transferred to and vested in the Surviving Bank, without further act or deed, as provided by applicable laws and regulations, including without limitation 12 C.F.R. Section 552.13(l).

                 6.2 Savings Accounts. After the Effective Date, Sovereign Bank will continue to issue savings accounts on the same basis as immediately prior to the Effective Date.

                 6.3 Liquidation Account. After the Effective Date, Sovereign Bank will continue to maintain the Sovereign Bank liquidation account for the benefit of eligible account holders on the same basis as immediately prior to the Effective Date, and ML Bank's liquidation account for the benefit of eligible account holders shall automatically be deemed assumed by Sovereign Bank, as of the Effective Date, on the same basis as it existed immediately prior to the Effective Date.

                                  ARTICLE VII
                              CONDITIONS PRECEDENT

                 The obligations of Sovereign Bank and ML Bank to effect the Merger shall be subject to (i) the approval of this Plan of Merger by Sovereign and ML in their capacities as the sole shareholder of Sovereign Bank and ML Bank, respectively, (ii) receipt of approval of the Merger from the OTS and any other applicable regulatory authority, (iii) receipt of any necessary approval to operate the main office of ML Bank and the branch offices of ML Bank as offices of the Surviving Bank and (iv) the consummation of the merger of ML into Sovereign pursuant to the Agreement on or before the Effective Date.

                                  ARTICLE VIII
                                  TERMINATION

                 This Plan of Merger shall terminate upon any termination of the Agreement in accordance with its terms.

                                   ARTICLE IX
                                   AMENDMENT

                 Subject to applicable law, this Plan of Merger may be amended, by action of the respective Boards of Directors of the parties hereto, at any time prior to consummation of the Merger, but only by an instrument in writing signed by duly authorized officers on behalf of the parties hereto.

                                   ARTICLE X
                                 MISCELLANEOUS

                 10.1 Extensions; Waivers. Any of the terms and conditions of this Plan of Merger may be waived at any time by whichever of the parties hereto is, or the sole shareholder of which is, entitled to the benefit thereof by a written instrument signed by a duly authorized officer of such party.

                 10.2 Notices. Any notice or other communication required or permitted under this Plan of Merger shall be given, and shall be effective, in accordance with the provisions of Section 7.06 of the Agreement.

                 10.3 Captions. The headings of the several Articles and Sections herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Plan of Merger.

                 10.4 Counterparts. For the convenience of the parties hereto, this Plan of Merger may be executed in several counterparts, each of which shall be deemed the original, but all of which together shall constitute one and the same instrument.

                 10.5 Governing Law. This Plan of Merger shall be governed by and construed in accordance with the laws of the United States of America and, in the absence of controlling Federal law, in accordance with the laws of the Commonwealth of Pennsylvania.

                 IN WITNESS WHEREOF, Sovereign Bank and ML Bank have caused this Bank Plan of Merger to be executed by their duly authorized officers and their corporate seals to be hereunto affixed on the date first written above.

                                       SOVEREIGN BANK

                                       By
                                         --------------------------------
                                                 Jay S. Sidhu,
                                                 President


                                       MAIN LINE BANK

                                       By
                                         --------------------------------
                                                 Dennis S. Marlo,
                                                 President

                                  EXHIBIT "A"
                               to Plan of Merger


                                 SOVEREIGN BANK
                                BRANCH LOCATIONS


                            [INTENTIONALLY OMITTED.]

                                                                       EXHIBIT 4

                    FORM OF OPINION OF COUNSEL TO SOVEREIGN


                 ML shall have received from counsel to Sovereign, an opinion, dated as of the Closing Date, substantially to the effect that, subject to normal exceptions and qualifications:

                 (a) Sovereign and Sovereign Bank have full corporate power to carry out the transactions contemplated in the Agreement and the Bank Plan of Merger, respectively. The execution and delivery of the Agreement and the Bank Plan of Merger and the consummation of the transactions contemplated thereunder have been duly and validly authorized by all necessary corporate action on the part of Sovereign and Sovereign Bank, and the Agreement and the Plan constitute valid and legally binding obligations of Sovereign and Sovereign Bank, respectively, except as may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship, and other laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of federal savings institutions or their holding companies, (ii) general equitable principles, and
(iii) laws relating to the safety and soundness of insured depository institutions, and except that no opinion need be rendered as to the effect or availability of equitable remedies or injunctive relief (regardless of whether such enforceability is considered in a proceeding in equity or at law).
Subject to satisfaction of the conditions set forth in the Agreement, neither the transactions contemplated in the Agreement or the Plan, nor compliance by Sovereign and Sovereign Bank with any of the respective provisions thereof, will (i) conflict with or result in a breach or default under (A) the articles of incorporation or bylaws of Sovereign or the charter or bylaws of Sovereign Bank, or, (B) to the knowledge of such counsel, any note, bond, mortgage, indenture, license, agreement or other material instrument or obligation to which Sovereign or Sovereign Bank is a party; or (ii) based on certificates of officers and without independent verification, to the knowledge of such counsel, result in the creation or imposition of any material lien or encumbrance upon the property of Sovereign or Sovereign Bank, except such material lien, instrument or obligation that has been disclosed pursuant to the Agreement or the Plan; or (iii) violate in any material respect any order, writ, injunction or decree known to such counsel, or any federal or Pennsylvania statute, rule or regulation applicable to Sovereign or Sovereign Bank.

                 (b)      Sovereign Bank is a validly existing
federally-chartered savings bank organized under the laws of the United States of America. The deposits of Sovereign Bank are insured to the maximum extent provided by law by the Federal Deposit Insurance Corporation.

                 (c) There is, to the knowledge of such counsel, no legal, administrative, arbitration or governmental proceeding or investigation pending or threatened to which Sovereign or Sovereign Bank is a party which would, if determined adversely to Sovereign or Sovereign Bank, have a material adverse effect on the financial condition or results of operation of Sovereign and Sovereign Bank taken as a whole, or which presents a claim to restrain or prohibit the transactions contemplated by the Agreement and the Plan, respectively.

                 (d) No consent, approval, authorization or order of any federal or state court or federal or state governmental agency or body, or to such counsel's knowledge is required for the consummation by Sovereign or Sovereign Bank of the transactions contemplated by the Agreement and the Plan, except for such consents, approvals, authorizations or orders as have been obtained or which would not have a Material Adverse Effect upon Sovereign upon consummation of the Merger.

                 (e) Upon the filing and effectiveness of the Articles of Merger with the PDS and Articles of Combination with the OTS in accordance with the Agreement and the Plan, the mergers of Sovereign and ML and of Sovereign Bank and ML Bank contemplated by the Agreement and the Plan, respectively, will have been effected in compliance with all applicable federal and Pennsylvania laws and regulations in all material respects.

                 (f) The shares of Sovereign Common Stock to be issued in connection with the merger of ML and Sovereign contemplated by the Agreement have been duly authorized and will, when issued in accordance with the terms of the Agreement, be validly issued, fully paid and nonassessable, free and clear of any mortgage, pledge, lien, encumbrance or claim (legal or equitable).

                 (g) In addition to the foregoing opinions, counsel shall state that the sole basis of such counsel's participation in conferences with officers and employees of Sovereign in connection with the Proxy Statement/Prospectus, and without other independent investigation or inquiry, such counsel has no reason to believe that the Proxy Statement/Prospectus, including any amendments or supplements thereto (except for the financial information, financial statements, notes to financial statements, financial schedules and other financial or statistical data and stock valuation information contained or incorporated by reference therein and except for any information supplied by ML or ML Bank for inclusion therein, as to which counsel need express no belief), as of the date of mailing thereof, contained any untrue statement of a material fact with respect to Sovereign or omitted to state any material fact with respect to Sovereign necessary to make any statement therein with respect to Sovereign, in light of the circumstances under which it was made, not misleading. Counsel may state in connection with the foregoing, that such counsel has not





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
independently verified and does not assume the responsibility for the accuracy, completeness or fairness of any information or statements contained in the Proxy Statement/Prospectus, except with respect to identified statements of law or regulations or legal conclusions relating to Sovereign or the transactions contemplated in the Agreement and the Plan and that it is relying as to materiality as to factual matters on certificates of officers and representatives of the parties to the Agreement and other factual representations by ML and Main Line Bank.

                 Such counsel's opinion shall be limited to matters governed by federal banking and securities laws and by the BCL.





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
                                                                       EXHIBIT 5

                      FORM OF TAX OPINION OF STEVENS & LEE

         Sovereign and ML shall have received an opinion of Stevens & Lee substantially to the effect that, under the provisions of the IRC:

         1. The transfer by ML of all of its assets to Sovereign in exchange for Sovereign Common Stock (including fractional share interests) and the assumption by Sovereign of all of ML's liabilities will constitute a reorganization within the meaning of Section 368(a)(1)(A) of the IRC.

         2. ML and Sovereign will each be "a party to a reorganization" within the meaning of Section 368(b) of the IRC.

         3. Neither ML nor Sovereign will recognize any gain or loss upon the transfer of ML's assets to Sovereign in exchange solely for Sovereign Common Stock (including fractional share interests) and the assumption by Sovereign of the liabilities of ML.

         4. The basis of the ML assets in the hands of Sovereign will be the same as the basis of such assets in the hands of ML immediately prior to the Merger.

         5. The holding period of the assets of ML to be received by Sovereign will include the period during which the assets were held by ML.

         6. No gain or loss will be recognized by the shareholders of ML on the receipt of Sovereign Common Stock (including fractional share interests) solely in exchange for their shares of ML Common Stock.

         7. The basis of the Sovereign Common Stock (including fractional share interests) to be received by the ML shareholders in the Merger will be the same as the basis of the ML Common Stock surrendered in exchange therefor.

         8. The holding period of the Sovereign Common Stock (including fractional share interests) to be received by the ML shareholders in the Merger will include the period during which the ML shareholders held their ML Common Stock, provided the shares of ML Common Stock are held as a capital asset on the Effective Date.

         9. The payment of cash in lieu of fractional share interests of Sovereign Common Stock will be treated as if the fractional share interests were distributed as part of the Merger and then redeemed by Sovereign. Such cash payments will be treated as having been received as distribution in full payment in exchange for the fractional share interests redeemed, as provided in Section 302(a) of the IRC.

         10. The Sovereign Stock Purchase Rights transferred with the shares of Sovereign Common Stock will not constitute "other property" within the meaning of Section 356(a)(1)(B) of the IRC.

         11. As provided in Section 381(c)(2) of the IRC and related Treasury regulations, Sovereign will succeed to and take into account the earnings and profits, or deficit in earnings and profits, of ML as of the Effective Date. Any deficit in the earnings and profits of Sovereign or ML will be used only to offset the earnings and profits accumulated after the Merger.

         12. Pursuant to Section 381(a) of the IRC and related Treasury regulations, Sovereign will succeed to and take into account the items of ML described in Section 381(c) of the IRC. Such items will be taken into account by Sovereign subject to the conditions and limitations of Sections 381, 382, 383, and 384 of the IRC and the Treasury regulations thereunder.

         13. The Bank Merger will constitute a reorganization within the meaning of Section 368(a)(1)(A) of the IRC.

         14. ML Bank and Sovereign Bank will each be "a party to a reorganization" within the meaning of Section 368(b) of the IRC.

         15. Neither ML Bank nor Sovereign Bank will recognize any gain or loss upon the transfer of ML Bank's assets to Sovereign Bank in constructive exchange solely for Sovereign Bank common stock and the assumption by Sovereign Bank of the liabilities of ML Bank.

         16. The basis of the ML Bank assets in the hands of Sovereign Bank will be the same as the basis of such assets in the hands of ML Bank immediately prior to the Bank Merger.

         17. The holding period of the ML Bank assets in the hands of Sovereign Bank will include the period during which such assets were held by ML Bank.

         18. No gain or loss will be recognized by Sovereign, as the shareholder of ML Bank, upon the constructive receipt of shares of Sovereign Bank common stock in exchange for the ML Bank common stock surrendered in exchange therefor in the Bank Merger.

         19. The basis of the Sovereign Bank common stock to be held by Sovereign after the Bank Merger will equal the basis of such stock immediately before the Bank Merger, increased by the basis of the ML Bank common stock surrendered in the constructive exchange.





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
         20. As provided in Section 381(c)(2) of the IRC and related Treasury regulations, Sovereign Bank will succeed to and take into account the earnings and profits, or deficit in earnings and profits, of ML Bank as of the effective date of the Bank Merger. Any deficit in the earnings and profits of Sovereign Bank or ML Bank will be used only to offset the earnings and profits accumulated after the Bank Merger.

         21. Pursuant to Section 381(a) of the IRC and related Treasury regulations, Sovereign Bank will succeed to and take into account the items of ML Bank described in Section 381(c) of the IRC. Such items will be taken into account by Sovereign Bank subject to the conditions and limitations of Sections 381, 382, 383, and 384 of the IRC and the Treasury regulations thereunder.





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
                                                                       EXHIBIT 6


                        FORM OF OPINION OF COUNSEL TO ML


                 Sovereign shall have received from counsel to ML, an opinion, dated as of the Closing Date, substantially to the effect that, subject to normal exceptions and qualifications:

                 (a) ML and Main Line Bank have full corporate power to carry out the transactions contemplated in the Agreement and the Bank Plan of Merger, respectively. The execution and delivery of the Agreement and the Bank Plan of Merger and the consummation of the transactions contemplated thereunder have been duly and validly authorized by all necessary corporate action on the part of ML and Main Line Bank, and the Agreement and the Plan constitute a valid and legally binding obligation, in accordance with their respective terms, of ML and Main Line Bank, respectively, except as may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship, and other laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of federal savings institutions or their holding companies, (ii) general equitable principles, and (iii) laws relating to the safety and soundness of insured depository institutions, and except that no opinion need be rendered as to the effect or availability of equitable remedies or injunctive relief (regardless of whether such enforceability is considered in a proceeding in equity or at law). Subject to satisfaction of the conditions set forth in the Agreement, neither the transactions contemplated in the Agreement and the Plan, nor compliance by ML and Main Line Bank with any of the respective provisions thereof, will (i) conflict with or result in a breach or default under (A) the certificate of incorporation or bylaws of ML or the charter or bylaws of Main Line Bank, or (B) based on certificates of officers and without independent verification, to the knowledge of such counsel, any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which ML or Main Line Bank is a party; or (ii) to the knowledge of such counsel, result in the creation or imposition of any material lien, instrument or encumbrance upon the property of ML or Main Line Bank, except such material lien, instrument or obligation that has been disclosed to Sovereign pursuant to the Agreement and the Plan, or (iii) violate in any material respect any order, writ, injunction, or decree known to such counsel, or any statute, rule or regulation applicable to ML or Main Line Bank.

                 (b)      Main Line Bank is a validly existing
federally-chartered savings bank organized under the laws of the United States of America. The deposits of Main Line Bank are insured to the maximum extent provided by law by the Federal Deposit Insurance Corporation.

                 (c) There is, to the knowledge of such counsel, no legal, administrative, arbitration or governmental proceeding or investigation pending or threatened to which ML or Main Line Bank is a party which would, if determined adversely to ML or Main Line Bank, have a material adverse effect on the business, properties, results of operations, or condition, financial or otherwise, of ML or Main Line Bank taken as a whole or which presents a claim to restrain or prohibit the transactions contemplated by the Agreement and the Plan, respectively.

                 (d) No consent, approval, authorization, or order of any federal or state court or federal or state governmental agency or body, or to such counsel's knowledge of any third party, is required for the consummation by ML or Main Line Bank of the transactions contemplated by the Agreement and the Plan, except for such consents, approvals, authorizations or orders as have been obtained or which would not have a Material Adverse Effect upon Sovereign upon consummation of the Merger.

                 In addition to the foregoing opinions, counsel shall state that on the sole basis of such counsel's participation in conferences with officers and employees of ML in connection with the preparation of the Prospectus/Proxy Statement and without other independent investigation or inquiry, such counsel has no reason to believe that the Prospectus/Proxy Statement, including any amendments or supplements thereto (except for the financial information, financial statements, notes to financial statements, financial schedules and other financial or statistical data and stock valuation information contained or incorporated by reference therein and except for any information supplied by Sovereign for inclusion therein, as to which counsel need express no belief), as of the date of mailing thereof and as of the date of the meeting of shareholders of ML to approve the Merger, contained any untrue statement of a material fact or omitted to state a material fact necessary to make any statement therein, in light of the circumstances under which it was made, not misleading. Counsel may state in connection with the foregoing that such counsel has not independently verified and does not assume any responsibility for the accuracy, completeness or fairness of any information or statements contained in the Prospectus/Proxy Statement, except with respect to identified statements of law or regulations or legal conclusions relating to ML or ML Bank or the transactions contemplated in the Agreement and the Plan and that it is relying as to materiality as to factual matters on certificates of officers and representatives of the parties to the Agreement and other factual representations by ML and Main Line Bank.

                 Such counsel's opinion shall be limited to matters governed by federal banking and securities laws and by the BCL.





                                       2